Note: This document includes the Articles of Incorporation, all amendments and all applicable Articles Supplementary of the Registrant.

Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CAPSTAR FINANCIAL, INC.

CAPSTAR FINANCIAL, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter referred to as the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended and restated as follows:

ARTICLE I

INCORPORATOR

The undersigned, Eugene C. Payne III, whose address is One Montgomery Street, 15th Floor, San Francisco, California 94104, being at least 18 years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

ARTICLE II

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

NovaStar Financial, Inc.

ARTICLE III

PURPOSES

The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in the Charter, for which corporations may be incorporated under the MGCL.

ARTICLE IV

PRINCIPAL OFFICE

The present address of the principal office of the Corporation in this State is:

The Corporation Trust Incorporated

32 South Street

Baltimore, Maryland 21202

ARTICLE V

RESIDENT AGENT

The name and address of the resident agent of the Corporation are:

The Corporation Trust Incorporated

32 South Street

Baltimore, Maryland 21202

Said resident agent is a Maryland corporation.

ARTICLE VI

CAPITAL STOCK

A. The total number of shares of Capital Stock of all classes which the Corporation has authority to issue is fifty million (50,000,000) shares of Capital Stock, par value one cent ($0.01) per share, amounting in aggregate par value to Five Hundred Thousand Dollars ($500,000.00). All of such shares are initially classified as “Common Stock.” The Board of Directors may classify and reclassify any unissued shares of Capital Stock, whether now or hereafter authorized, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock. All persons who acquire shares of Capital Stock or securities exercisable for or convertible into shares of Capital Stock shall acquire such shares subject to the provisions of the Charter (including Article XI) and Bylaws of the Corporation. [Subsequently amended by the filing of two separate Articles of Amendment dated 7/24/2007, each attached hereto.]

B. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of Capital Stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(2) Subject to the provisions of law and any preferences of any class of Capital Stock hereafter classified or reclassified, dividends, including dividends payable in shares of the Corporation’s Capital Stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

(3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

C. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such Capital Stock into a class or classes of preferred stock, preference stock, special stock, or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

(1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized Capital Stock and be subject to classification and reclassification as provided in this subparagraph.

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(2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Capital Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.

(3) Whether or not shares of such class or series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights.

(4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

(5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Capital Stock.

(7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any Capital Stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

(8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

D. For the purposes hereof and of any Articles Supplementary hereto providing for the classification or reclassification of any shares of Capital Stock or of any other Charter document of the Corporation (unless otherwise provided in any such Articles or document), any class or series of Capital Stock of the Corporation shall be deemed to rank:

(1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

(2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

(3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

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ARTICLE VII

DIRECTORS

A. The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

B. The names of the directors who will serve until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

Scott F. Hartman

W. Lance Anderson

Edward F. Mehrer

C. At the 1996 annual meeting of stockholders and thereafter the directors shall be divided into three classes as follows: (1) the term of office of Class I shall be until the 1997 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; (2) the term of office of Class II shall be until the 1998 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified; and (3) the term of office of Class III shall be until the 1999 annual meeting of stockholders and until their successors shall be elected and have qualified and thereafter shall be for three years and until their successors shall be elected and have qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D. Subject to the rights of the holders of any class of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the required vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

E. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of such directors so elected in addition to the number of directors fixed as provided in paragraph A of this Article VII or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

F. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

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ARTICLE VIII

PREEMPTIVE RIGHTS

No holder of any Capital Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have a preemptive right to subscribe for or purchase any Capital Stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any Capital Stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of Capital Stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of Capital Stock or other securities at the time outstanding.

ARTICLE IX

INDEMNIFICATION

The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE X

PERSONAL LIABILITY

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE XI

RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings. [Subsequently amended by Certificate of Amendment, attached hereto.]

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Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 11.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code, provided selecting such beneficiary or beneficiaries would not violate Section 11.2.1(a) hereof.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section 11.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 11.2.7, and subject to adjustment pursuant to Section 11.2.8, the percentage limit established by the Board of Directors pursuant to Section 11.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which the Corporation shall close its initial issuance of shares of Capital Stock to investors for an aggregate amount of gross proceeds of at least $15 million.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

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NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, but does not include an Underwriter participating in an offering of Common Stock, Preferred Stock, and/or convertible securities of the Corporation, provided that the ownership of such Common Stock, Preferred Stock and/or convertible securities by such Underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation’s failure to qualify as a REIT.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 11.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 11.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation, a Prohibited Owner and any Charitable Beneficiary, that is appointed by the Corporation to serve as trustee of the Trust, and any successor or trustee appointed by the Trustee.

Underwriter. The term “Underwriter” shall mean a securities firm or other similar entity only in its capacity as a party of an underwriting agreement with the Corporation entered into with the intent of such firm or other entity acquiring securities of the Corporation for resale.

Section 11.2 Capital Stock.

Section 11.2.1 Ownership Limitations. Subject to Section 11.2.10, during the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

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(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in any person Beneficially Owning or Constructively Owning any shares of Capital Stock in violation of Section 11.2.1(a) or Section 11.2.1(a)(ii) shall be null and void ab initio, and the purported transferee or purported owner shall acquire no rights to, or economic interest in, any Capital Stock held in violation of these restrictions.

(iv) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be null and void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If, notwithstanding the other provisions contained in this Article XI, there is a purported Transfer, change in capital structure or other event such that any person would Beneficially Own or Constructively Own Shares of Capital Stock in violation of Section 11.2.1(a)(i) or Section 11.2.1(a)(ii), or if effective, any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 11.2.1(a)(i) or (ii),

(i) then that number of shares of the Capital Stock to Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 11.2.1(a)(i) or (ii) (rounded to the nearest whole shares) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 11.3, effective on the close of business on the Business Day prior to the date of such Transfer or other event, and such Person shall acquire no rights in such shares; and

(ii) upon the transfer of a share of Capital Stock to the Trust described in clause (i) of this subsection 11.2.1(b), such share shall have such voting, dividend, liquidation and other rights, and shall be subject to such terms and limitations, as set forth in Section 11.3 of this Article XI.

Section 11.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 11.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 11.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 11.2.1 shall be null and void and shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

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Section 11.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 11.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 11.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 11.2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and ensure compliance with the Aggregate Stock Ownership Limit.

(b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 11.2.5 Remedies Not Limited. Nothing contained in this Section 11.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT and to ensure compliance with Section 11.2.1(a).

Section 11.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 11.2, Section 11.3, or any definition contained in Section 11.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 11.2 or Section 11.3 with respect to any situation based on the facts known to it. In the event Section 11.2 or 11.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 11.1, 11.2 or 11.3.

Section 11.2.7 Exceptions.

(a) Subject to Section 11.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person, if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 11.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Persons

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are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 11.2.1 through 11.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 11.2.1(b) and 11.3.

(b) Prior to granting any exception pursuant to Section 11.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and understandings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 11.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that:

(a) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

(b) Neither ownership limitation may be increased if, after giving effect to such increase, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding; and

(c) Prior to the modification of either of the ownership limitations, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

Section 11.2.9 Legend. Each certificate for shares of Capital Stock or securities exercisable or exchangeable for or convertible into shares of Capital Stock shall bear the following legend:

The securities represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to

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qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void ab initio. In addition, if any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Section 11.2.10 Settlements Permitted. Nothing contained in this Article XI or in any provision hereof shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Although settlement of any transaction is permitted, any transferee in such transaction shall be subject to all the provisions and limitations set forth in this Article XI. [Subsequently amended by Certificate of Amendment, attached hereto.]

Section 11.3 Transfer of Capital Stock in Trust.

Section 11.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 11.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 11.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Prohibited Owner and any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Trustee as provided in Section 11.3.6.

Section 11.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 11.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article XI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

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Section 11.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 11.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.3.4, such excess shall be paid to the Trustee upon demand.

Section 11.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 11.3.4. Upon such sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 11.3.6 Designation of Charitable Beneficiaries. The Trustee shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 11.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

ARTICLE XII

DIRECTOR DISCRETION

With respect to any proposed merger, acquisition, business combination or other similar transaction or proposal, a director of the Corporation, in determining what is in the best interests of the Corporation, shall consider the interest of the stockholders of the Corporation and, in his or her discretion, may consider (i) the interests of the Corporation’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests and (iv) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation. Pursuant to this provision, the Board of Directors may consider numerous judgmental or subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, as an exclusively financial matter, might be attractive to some, or a majority, of the Corporation’s stockholders.

ARTICLE XIII

MAJORITY VOTE

Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of Capital Stock or of the total number of shares of any class of Capital Stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

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ARTICLE XIV

SHARE ISSUANCE

The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its Capital Stock of any class, whether now or hereafter authorized, or securities exercisable or exchangeable for or convertible into shares of its Capital Stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

ARTICLE XV

CHARTER AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, by a majority of the directors’ adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class); provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article VII or this Article XV will be effective only if it is also advised by at least two-thirds of the Board of Directors and adopted upon the affirmative vote of the holders of not less than two-thirds of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

ARTICLE XVI

DIRECTORS’ POWERS

The enumeration and definition of particular powers of the Board of Directors included in the foregoing Articles shall in no way be limited or restricted by reference to or inference from the terms of any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in Capital Stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws.

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ARTICLE XVII

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE XVIII

DEFINITIONS

The following terms shall have the meanings provided below when used in the Charter:

Board of Directors. The term “Board of Directors” shall mean the board of directors of the Corporation, as it may be constituted from time to time.

Bylaws. The term “Bylaws” shall mean the Corporation’s bylaws adopted by the Board of Directors, as they may be amended from time to time.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charter. The term “Charter” shall mean the charter of the Corporation, as that term is defined in the MGCL.

Corporation. The term “Corporation” shall mean the corporation formed by these Articles of Incorporation, as they may be amended from time to time.

MGCL. The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

IN WITNESS WHEREOF, the undersigned incorporator of CapStar Financial, Inc. has signed the foregoing Articles of Incorporation and acknowledges such Articles to be his act.

Dated this 12th day of September, 1996.

/s/ Eugene C. Payne III
Eugene C. Payne III

THIRD: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

FOURTH: The amendment and restatement of the Charter of the Corporation does not increase the authorized stock of the Corporation.

FIFTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested by its Secretary on this 10th day of October, 1996.

CAPSTAR FINANCIAL, INC.

/s/ Scott F. Hartman	By	/s/ W. Lance Anderson
Scott F. Hartman, Secretary		W. Lance Anderson, President

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NOVASTAR FINANCIAL, INC.

CERTIFICATE OF AMENDMENT

NOVASTAR FINANCIAL, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended as follows:

(a) Section 11.2.10 of Article XI of this Corporation’s Charter be amended to read in its entirety as follows:

Section 11.2.10. Settlements. Nothing contained in this Article XI or in any provision hereof shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Following settlement, any transferee in such transaction shall be subject to all the provisions and limitations set forth in this Article XI.

(b) the definition of “Beneficial Ownership” contained in Section 11.1 of Article XI of this Corporation’s Charter is amended to read as follows:

Beneficial Ownership. The term “Beneficial Ownership” shall mean beneficial ownership as determined under Rule 13d-3, as amended from time to time, adopted pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.”

SECOND: The amendment does not increase the authorized stock of the Corporation.

THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

NOVASTAR FINANCIAL, INC.

By:	/s/ W. Lance Anderson
W. Lance Anderson, President

WITNESS:

/s/ Scott F. Hartman
Scott F. Hartman, Secretary

THE UNDERSIGNED, President of NovaStar Financial, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ W. Lance Anderson
W. Lance Anderson, President

NOVASTAR FINANCIAL, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of NovaStar Financial, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that immediately upon the acceptance of these Articles of Amendment for record (the “Effective Time”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), every four shares of Common Stock, $.01 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, $.04 par value per share. No fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of the Effective Time.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors of the Corporation as required by the Maryland General Corporation Law (the “MGCL”). Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: The undersigned Chairman of the Board and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary on this 24th day of July, 2007.

ATTEST:		NOVASTAR FINANCIAL, INC.

By:	/s/ Jeffrey D. Ayers	By:	/s/ Scott F. Hartman
Name:	Jeffrey D. Ayers	Name:	Scott F. Hartman
Title:	Secretary	Title:	Chairman of the Board and
Chief Executive Officer

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NOVASTAR FINANCIAL, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter of NovaStar Financial, Inc., a Maryland corporation (the “Corporation”), is hereby amended to decrease the par value of the shares of Common Stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of amendment from $0.04 per share to $0.01 per share.

SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law. The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the corporation.

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the charter of the Corporation as set forth above.

FOURTH: The undersigned Chairman of the Board and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary on this 24th day of July, 2007.

ATTEST:		NOVASTAR FINANCIAL, INC.

By:	/s/ Jeffrey D. Ayers	By:	/s/ Scott F. Hartman	(SEAL)
Name:	Jeffrey D. Ayers	Name:	Scott F. Hartman
Title:	Secretary	Title:	Chairman of the Board and
Chief Executive Officer

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ARTICLES SUPPLEMENTARY

NOVASTAR FINANCIAL, INC.

8.90% Series C Cumulative Redeemable Preferred Stock

(Par Value $0.01 Per Share)

NovaStar Financial, Inc., a Maryland corporation (hereinafter called the “Corporation”), having its principal office at 8140 Ward Parkway, Suite 300, Kansas City, Missouri, and in Maryland at The Corporation Trust Incorporated, Baltimore, Maryland, hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:

FIRST: Under the authority set forth in Article VI of the charter of the Corporation, as amended (which, as hereinafter amended, restated or supplemented from time to time is herein called the “Charter”), the Pricing Committee of the Board of Directors of the Corporation (the “Board of Directors”) under authority delegated to it by the Board of Directors, by resolution duly adopted at a meeting duly called and held on December 17, 2003, designated and classified 3,000,000 shares of the authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation as the “8.90% Series C Cumulative Redeemable Preferred Stock.”

SECOND: The preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of Series C Preferred Stock are as follows:

(1) Designation and Number. A series of shares of Preferred Stock, designated as the “8.90% Series C Cumulative Redeemable Preferred Stock” (the “Series C Preferred Stock”), is hereby established. The number of shares of Series C Preferred Stock shall be 2,990,000 shares. The par value of Series C Preferred Stock shall be $0.01 per share.

(2) Rank. The Series C Preferred Stock, will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series C Preferred Stock; (b) on a parity with all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock.

(3) Dividends.

(a) Holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors, out of legally available funds, cumulative preferential cash dividends at the rate of 8.90% of the Initial Liquidation Preference (as defined hereinafter) per share of Series C Preferred Stock per annum (which is equivalent to a fixed annual amount of $2.225 per share of Series C Preferred Stock). Such dividends shall accrue and cumulate from the date of original issuance (January 22, 2004) and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year or, if not a business day, the next succeeding business day, commencing March 31, 2004 (each a “Dividend Payment Date”). Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be pro rated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable dividend record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 calendar days immediately preceding such Dividend Payment Date (each, a “Dividend Record Date”).

(b) Notwithstanding anything to the contrary contained herein, dividends on the Series C Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for payment of such

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dividends and whether or not such dividends are authorized by the Board of Directors. Accumulated but unpaid dividends on the Series C Preferred Stock shall cumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any dividend on the Series C Preferred Stock that may be in arrears.

(c) Except as provided in the following sentence, if any shares of Series C Preferred Stock are outstanding, no dividends, other than distributions in kind of the Corporation’s Common Stock or other shares of the Corporation’s equity securities ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, may be authorized or paid or set apart for payment on, and no other dividend may be authorized or made upon, the Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to dividends and upon liquidation, on a parity with or junior to the Series C Preferred Stock unless full cumulative dividends have been or contemporaneously are authorized and paid, or a sum sufficient for the payment thereof is set apart for such payment, on the Series C Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and all other equity securities ranking on a parity, as to dividends, with the Series C Preferred Stock, all dividends authorized upon the Series C Preferred Stock, shall be authorized pro rata so that the amount of dividends authorized per share of Series C Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share of Series C Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series C Preferred Stock which may be in arrears.

(d) Except as provided in clause (c), unless full cumulative dividends on Series C Preferred Stock have been or contemporaneously are authorized and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to dividends and amounts upon liquidation).

(e) Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series C Preferred Stock as described above. Any dividend payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series C Preferred Stock which remains payable.

(4) Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) an amount equal to $25.00 (the “Initial Liquidation Preference”) per share, plus any accumulated and unpaid dividends thereon to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series C Preferred Stock as to liquidation rights.

(b) If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series C Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series C Preferred Stock as to liquidation rights, then the holders of the Series C Preferred Stock and all other such classes or series of equity securities ranking on a parity with the

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Series C Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(e) None of a consolidation or merger of the Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

(f) In determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series C Preferred Stock will not be added to the Corporation’s total liabilities.

(5) Redemption.

(a) The Series C Preferred Stock is not redeemable prior to January 22, 2009. On or after January 22, 2009, the Corporation, at its option, upon giving notice as provided below, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption, whether or not authorized (the “Redemption Right”).

(b) If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Stock would become a holder of a number of Series C Preferred Stock in excess of the Aggregate Stock Ownership Limit (as defined in Article XI of the Charter) because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then the Corporation shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption or otherwise transfer the shares pursuant to Article XI.

(c) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to or on

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parity with the Series C Preferred Stock as to dividends and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the repurchase or transfer of preferred stock of any series pursuant to Article XI of the Charter or otherwise in order to enforce the ownership restrictions set forth in Article XI and ensure that, among other things, the Corporation remains qualified as a REIT for United States federal income tax purposes, or the redemption, purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

(d) Immediately prior to any redemption of shares of Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to the redemption date, whether or not authorized, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.

(e) The following provisions set forth the procedures for redemption:

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series C Preferred Stock to be redeemed; (D) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (E) that dividends on the Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date. If less than all of the outstanding shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.

(iii) On or after the redemption date, each holder of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing his or her Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid dividends up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iv) From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all dividends on the Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid dividends up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends to the redemption date) of the Series C Preferred Stock so called for

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redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f) Any shares of Series C Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6) Voting Rights.

(a) Holders of the Series C Preferred Stock shall not have any voting rights, except as set forth below.

(b) Whenever dividends on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), then, in accordance with the bylaws of the Corporation, the Board of Directors shall take all requisite action in accordance with the Maryland General Corporation Law to increase by two the number of directors of the Corporation, and the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) shall be entitled to elect a total of two additional directors to the Corporation’s Board of Directors (the “Preferred Stock Directors”) to fill such newly created directorships at an annual meeting of stockholders or a special meeting held in place thereof or at a properly called special meeting of the holders of the shares of the Series C Preferred Stock and of any such Parity Preferred Stock, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all dividends accumulated on the Series C Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.

(c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series C Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall expire. Upon the expiration of the terms of the Preferred Stock Directors in accordance with the immediately preceding sentence, the number of directors of the Corporation shall automatically be reduced to the number of directors serving on the Board of Directors immediately preceding the Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause(b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter. The provisions contained in Section 6(b) hereof and in this Section 6(c) constitute an election by the Corporation not to be subject to Section 3-804(c) of the Maryland General Corporation Law to the extent that holders of Series C Preferred Stock and Parity Preferred Stock are entitled to elect the Preferred Stock Directors to the Board of Directors during a Preferred Dividend Default.

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(d) So long as any Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or (ii) amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series C Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles Supplementary) upon the occurrence of an Event, so long as shares of the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock; and provided further that any increase in the amount of authorized Series C Preferred Stock or any other class or series of the Corporation’s equity securities, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock.

(e) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) Conversion. The shares of Series C Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(8) Application of Article XI. The shares of Series C Preferred Stock are subject to the provisions of Article XI of the Charter.

(9) Status. All shares of Series C Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized, but unissued shares of Common Stock, par value $0.01 per share. The Corporation may also retire any unissued shares of Series C Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Common Stock, par value $0.01 per share.

(10) Exclusion of Other Rights. The shares of Series C Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles Supplementary. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

(11) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(12) Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences,

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conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

THIRD: These Articles Supplementary shall be effective at the time the Maryland State Department of Assessments and Taxation accepts these Articles Supplementary for record.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Chief Operating Officer and witnessed by its Vice President, Controller and Secretary on January 15, 2004.

WITNESS:	NOVASTAR FINANCIAL, INC.

/s/ RODNEY E. SCHWATKEN	By:	/s/ W. LANCE ANDERSON
Rodney E. Schwatken		W. Lance Anderson
Vice President Controller and Secretary		President and Chief Operating Officer

THE UNDERSIGNED, President and Chief Operating Officer of NovaStar Financial, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ W. LANCE ANDERSON
W. Lance Anderson
President and Chief Operating Officer

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NOVASTAR FINANCIAL, INC.

ARTICLES SUPPLEMENTARY

NovaStar Financial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Prior to the date hereof, pursuant to terms set forth in the charter of the Corporation (the “Charter”), (a) all shares of Class A Convertible Preferred Stock (as defined in the Charter) that were issued and subsequently acquired by the Corporation upon conversion of such shares into Common Stock (as defined in the Charter) or otherwise acquired by the Corporation were restored to the status of authorized but unissued shares of Capital Stock (as defined in the Charter), without further designation as to class or series and (b) all shares of Class B Preferred Stock (as defined in the Charter) that were issued and subsequently acquired in any manner by the Corporation were restored to the status of authorized but unissued shares of Common Stock.

SECOND: Under a power contained in Article VI of the Charter, the Board of Directors of the Corporation (the “Board of Directors”), by resolutions duly adopted, classified and designated (a) one authorized but unissued share of Class A Convertible Preferred Stock, (b) 3,549,999 authorized but unissued shares of Capital Stock and (c) 14,286 authorized but unissued shares of Class B Preferred Stock as 3,564,286 shares (the “Shares”) of Common Stock, with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of Common Stock generally set forth in the Charter.

THIRD: After giving effect to the foregoing classification of the Shares, the Company is authorized to issue 47,010,000 shares of Common Stock and 2,990,000 shares of Series C Preferred Stock (as defined in the Charter).

FOURTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: The undersigned Chairman and Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested by its Secretary on this 16th day of July, 2007.

ATTEST:		NOVASTAR FINANCIAL, INC.

By:	/s/ Jeffrey D. Ayers	By:	/s/ Scott F. Hartman	(SEAL)
Name:	Jeffrey D. Ayers	Name:	Scott F. Hartman
Title:	Secretary	Title:	Chairman of the Board and
Chief Executive Officer

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NOVASTAR FINANCIAL, INC.

ARTICLES SUPPLEMENTARY

9.00% SERIES D1 MANDATORY CONVERTIBLE PREFERRED STOCK

(Par Value $0.01 Per Share)

Novastar Financial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power set forth in Article VI of the Charter of the Corporation, as amended, the Board of Directors of the Corporation, by resolution duly adopted classified and designated 2,100,000 shares of the authorized but unissued shares of common stock, par value $0.01 per share, of the Corporation as the “9.00% Series D1 Mandatory Convertible Preferred Stock”; and

SECOND: The preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of the 9.00% Series D1 Mandatory Convertible Preferred Stock are as follows:

Section 1. Designation and Number. A series of Preferred Stock, designated as the “9.00% Series D1 Mandatory Convertible Preferred Stock” (the “Series D1 Preferred Stock”) is hereby established. The number of shares of Series D1 Preferred Stock shall be 2,100,000 shares. The par value of the Series D1 Preferred Stock shall be $0.01 per share. Certain defined terms used in these Articles Supplementary have the meaning assigned thereto in Section 10.

Section 2. Ranking. The Series D1 Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Liquidation Event: (i) senior to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of shares of the Capital Stock of the Corporation established by the Board of Directors of the Corporation (the “Board of Directors”) after the date hereof, the terms of which do not expressly provide that such class or series of Capital Stock ranks senior to or pari passu with the Series D1 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Junior Shares”); (ii) pari passu with the 8.90% Series C Cumulative Redeemable Preferred Stock of the Corporation (the “Series C Preferred Stock”), the 9.00% Series D2 Convertible Preferred Stock of the Corporation (the “Series D2 Preferred Stock”), the 9.00% Series E Mandatory Convertible Preferred Stock of the Corporation (the “Series E Preferred Stock”) and each class or series of shares of the Corporation, the terms of which expressly provide that such class or series ranks pari passu with the Series D1 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Parity Shares”); and (iii) junior to each other class or series of shares of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Series D1 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Senior Shares”). The Corporation’s ability to issue, authorize or increase the authorized amount of Parity Shares or Senior Shares shall be subject to the provisions of Section 5.

Section 3. Dividends. Payment of Dividends. Dividends on the Series D1 Preferred Stock shall be cumulative and shall accumulate daily, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of cash dividends, at the rate per annum of 9.00% on the Adjusted Stated Value of each share of Series D1 Preferred Stock (the “Dividend Rate”). Except as provided in Section 3(d), dividends on the Series D1 Preferred Stock shall accumulate on a non-compounding basis. The Corporation shall pay accumulated dividends on each share of Series D1 Preferred Stock when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, semi-annually on (i) January 16 and July 16 (each, a “Dividend Payment Date”) of each year to the Holders of record at the close of business on the preceding December 16 and June 16, respectively (each a “Dividend Record Date”), and (ii) upon a conversion of the Series D1 Preferred Stock into Common Stock or Series D2 Preferred Stock; provided that, if any Dividend Payment Date falls on a day that is not a Business Day, the related dividend will be paid on the next day that is a Business Day, with the same force and effect as if the dividend payment had been made on such Dividend Payment Date with interest at the Dividend Rate with respect to the delayed payment. The amount of dividends accumulating on the Series D1 Preferred Stock and on any delayed payment of dividends due to a Dividend Payment Date falling on a date that is not a Business Day will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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(b) Payment of Cash Dividends on Parity Stock. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (including by any Subsidiary of the Corporation), directly or indirectly, including without limitation, any such dividend, distribution, redemption, purchase or acquisition of Capital Stock of any Subsidiary of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless all dividends on the Series D1 Preferred Stock that have accumulated through the Dividend Payment Date preceding the date of such declaration, payment, distribution, redemption, purchase or acquisition and all dividends on any Parity Stock that have accumulated through the applicable dividend payment date of such Parity Stock preceding the date of such declaration, payment, distribution, redemption, purchase or acquisition are declared and paid in full, or are declared and a sum sufficient for the payment thereof in full is set apart for such payment.

(c) Participation Rights in Common Stock Dividends. In the event the Corporation should at any time or from time to time after the date Articles Supplementary containing the terms of the Series D1 Preferred Stock are first filed with the State Department of Assessments and Taxation of Maryland, fix a record date for the making of any dividend, distribution or payment of any sort or kind to holders of shares of Common Stock, including, without limitation, distributions of evidences of indebtedness, assets (including cash), other property or shares of Common Stock or other securities in the Corporation or rights, options or warrants with respect thereto, the Corporation may not pay any such dividend, distribution or payment unless the Corporation also pays to each Holder of Series D1 Preferred Stock a distribution equal to the distribution such Holder would have been entitled to receive if such Holder had exercised its right to convert all of its Series D1 Preferred Stock for shares of Common Stock pursuant to Section 6 immediately prior to the record date with respect to such dividend or distribution. The payment made to Holders of Series D1 Preferred Stock under the preceding sentence shall be made concurrently with the payment of the dividend or distribution to the holders of shares of Common Stock. Any dividend or distribution that is paid with respect to the shares of Series D1 Preferred Stock pursuant to this Section 3(b) shall be in addition to, separate from, and shall not reduce or otherwise affect, the dividends accruing on each share of Series D1 Preferred Stock pursuant to Section 3(a).

(d) Dividend Default Rate. If the Corporation fails to pay a dividend on the Series D1 Preferred Stock on any Dividend Payment Date, whether or not such dividends have been authorized by the Board of Directors and declared by the Corporation or whether or not there are funds legally available for such dividends, then the Dividend Rate shall be automatically increased (without a need for any notice given or other action taken on the part of any person) to 13% per annum, compounded quarterly, both with respect to the unpaid dividend and all subsequently accumulating dividends until the Board of Directors authorizes and the Corporation pays to the Holders of the Series D1 Preferred Stock all accumulated and unpaid dividends on the Series D1 Preferred Stock.

(e) Certain Determinations for Preferential Rights Upon Dissolution. Solely for purposes of determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series D1 Preferred Stock will not be added to the Corporation’s total liabilities.

Section 4. Liquidation Preference.

(a) Liquidation Event. In the event of any voluntary or involuntary liquidation (in bankruptcy or otherwise), dissolution or winding-up of the Corporation (each, a “Liquidation Event”), each Holder of Series D1 Preferred Stock, by reason of its ownership thereof, shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders of the Corporation, prior and in preference to any payment or distribution of assets of the Corporation to the holders of its shares of Common Stock or

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any other Junior Shares, but after any distribution on any Senior Shares, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to the Series D1 Preferred Stock held by such Holder, or (ii) the amount that such Holder would have been entitled to receive with respect to such Liquidation Event if it had exercised its right to convert all of its Series D1 Preferred Stock into shares of Common Stock pursuant to Section 6 immediately prior to such Liquidation Event. The “Liquidation Preference” of each share of Series D1 Preferred Stock shall be the Adjusted Stated Value per share of Series D1 Preferred Stock plus all accumulated but unpaid dividends on the Series D1 Preferred Stock.

(b) Manner of Distribution. In the event the assets of the Corporation available for distribution or payment to Holders upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(a), (i) no such distribution or payment shall be made on account of any Junior Shares upon such Liquidation Event; and (ii) no such distribution or payment shall be made on account of any Parity Shares upon such Liquidation Event unless proportionate amounts are paid on account of the Series D1 Preferred Stock, with all such distributions or payments on account of the Series D1 Preferred Stock and any Parity Shares made pro rata on the basis of the aggregate liquidation preference of the outstanding shares of each such class or series of Capital Stock and (without double-counting) accumulated dividends to which the holder of each such class or series is entitled to receive upon such Liquidation Event. After the payment to the Holders of the full preferential amounts provided for above, the Holders, in their capacities as holders of Series D1 Preferred Stock (and no other capacity), shall have no right or claim to any of the remaining assets of the Corporation.

Section 5. Voting Rights. (a) Except as required by applicable law, the Series D1 Preferred Stock shall be entitled to notice of, attend and vote at all general and special meetings of the Corporation as a single class with all other shareholders entitled to notice of, attend and vote at such general or special meetings of the Corporation on the same terms as a holder of Common Stock. At any such general or special meeting, each Holder shall have the number of votes for each share of Series D1 Preferred Stock held by such Holder equal to the whole number of shares of Common Stock into which such share of Series D1 Preferred Stock may be converted pursuant to Section 6 as of the record date for the vote (provided, that the number of fractional shares resulting from the conversion of shares of Series D1 Preferred Stock held by a Holder shall be aggregated for purposes of determining the number of shares of Common Stock for which such Holder is entitled to vote).

(b) So long as any shares of Series D1 Preferred Stock are outstanding, in addition to any other vote of shareholders of the Corporation required under applicable law (including, without limitation, the MGCL) or the Charter or Bylaws of the Corporation, the prior approval or written consent, in accordance with the MGCL, the Charter and Bylaws of the Corporation, of the Holders of two-thirds of the outstanding shares of Series D1 Preferred Stock, voting separately as a class, will be required for the Corporation (i) to create, issue, authorize or increase (including by way of a recapitalization) the authorized amount of, or create, issue or authorize any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase, any Series D1 Preferred Stock, Parity Shares or Senior Shares except for (x) the issuance of shares of Series E Preferred Stock in satisfaction of the 2007 Section 858 Dividend, (y) the issuance of shares of Series D1 Preferred Stock pursuant to the Securities Purchase Agreement, or (z) the issuance of shares of Series D2 Preferred Stock pursuant to the Standby Purchase Agreement or upon conversion of Series D1 Preferred Stock into Series D2 Preferred Stock, (ii) to approve or make any amendment to the terms of the Series D1 Preferred Stock or these Articles Supplementary, (iii) to amend, alter, change, repeal or waive any provision of the Charter or Bylaws of the Corporation, if such amendment, alteration, change, repeal or waiver adversely affects the rights of the Series D1 Preferred Stock, (iv) to reclassify any authorized shares of the Corporation into any Series D1 Preferred Stock, Parity Shares, Senior Shares, or any obligation or security convertible into or, exercisable or exchangeable for, or evidencing a right to purchase any, Series D1 Preferred Stock, Parity Shares or Senior Shares, (v) to consummate any transaction that could or could reasonably be expected to, individually or in the aggregate, adversely affect or impair the rights, privileges or preferences of the Holders of the Series D1 Preferred Stock in such capacity; or (vi) to enter into any contract, agreement, commitment or understanding with respect to any of the foregoing; provided that no approval or written consent under this Section 5(b) shall be required for a one to four reverse stock split of the Common Stock in accordance with applicable laws.

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Section 6. Conversion of Series D1 Preferred Stock into Common Stock. The Series D1 Preferred Stock may be converted into Common Stock as follows (the “Conversion Rights”):

(a) Holder’s Right to Convert. Subject to Section 6(d), each share of Series D1 Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and from time to time, into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Adjusted Stated Value of such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

(b) Corporation’s Right to Convert. If the Shareholder Vote is not obtained by the Corporation, at any time on or after the three-year anniversary of the Issue Date, (i) the Common Stock is Publicly Traded as of the date the Corporation delivers a Forced Conversion Announcement and (ii) the Closing Sale Price of the Common Stock exceeds 200% of the then existing Conversion Price for 40 of the 50 consecutive Trading Days preceding the date of delivery by the Corporation of the Forced Conversion Announcement, then the Corporation may elect to cause all (but not less than all) of the outstanding shares of Series D1 Preferred Stock to be converted into a number of fully paid and nonassessable shares of Common Stock determined by dividing, with respect to each share of Series D1 Preferred Stock, the Adjusted Stated Value of such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Any election to convert pursuant to this Section 6(b) shall be made by public announcement thereof (a “Forced Conversion Announcement”).

(c) Mandatory Conversion. If the Shareholder Vote is not obtained by the Corporation, then on the ninth anniversary of the Issue Date, each share of Series D1 Preferred Stock shall automatically be converted into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Adjusted Stated Value for such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on such ninth anniversary date.

(d) Mechanics of Conversion. Before any holder of Series D1 Preferred Stock in certificated form shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D1 Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Before any holder of Series D1 Preferred Stock in book-entry form shall be entitled to convert the same into shares of Common Stock, he shall comply with the procedures of the depositary for the shares of Series D1 Preferred Stock held by such Holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the full number of shares of Common Stock to which such holder shall be entitled as aforesaid. In case any Series D1 Preferred Stock share certificate shall be surrendered for partial conversion, the Corporation shall execute and deliver to the Holder of the Series D1 Preferred Stock so surrendered, without charge to such Holder, a new share certificate in an aggregate Adjusted Stated Value equal to the unconverted portion of the surrendered certificate. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which the requirements set forth in this Section 6(d) have been satisfied, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Series D1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series D1 Preferred Stock shall not be deemed to have converted such Series D1 Preferred Stock until immediately prior to the closing of such sale of securities.

(e) Conversion Price Adjustments of Series D1 Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series D1 Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If at any time the Corporation should issue (or be deemed to issue) any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall be adjusted pursuant to this Section 6(e)(i), as follows: the new Conversion Price shall be the result of (A) (i) the total number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock (on a fully-diluted basis assuming exercise, conversion or exchange

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of all outstanding exercisable, convertible or exchangeable securities of the Corporation) (“Outstanding Common”) multiplied by the applicable Conversion Price in effect prior to the issuance of such Additional Stock, plus (ii) the net aggregate amount of the consideration received by the Corporation for such Additional Stock, divided by (B) the number of shares of Outstanding Common plus the number of shares of such Additional Stock so issued.

(B) No adjustment of the Conversion Price for the Series D1 Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(e)(i)(E)(3) and 6(e)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 6(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid or payable therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the applicable Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 6(e)(i) and Section 6(e)(ii):

1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6(e)(i)(C) and 6(e)(i)(D)), if any, received or receivable by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby. In case any such options to purchase or rights to subscribe for Common Stock shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options and/or rights shall be deemed to have been issued without consideration (except to the extent consideration is payable to the Corporation upon the exercise of such options or rights).

2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received or receivable by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation

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(without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(e)(i)(C) and 6(e)(i)(D)). In case any such convertible or exchangeable securities shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such convertible or exchangeable securities by the parties thereto, such convertible and/or exchangeable securities shall be deemed to have been issued without consideration (except to the extent consideration is payable to the Corporation upon conversion or exchange of such securities or upon the exercise of any related options or rights).

3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D1 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 6(e)(i)(E)(1) and 6(e)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 6(e)(i)(E)(3) or 6(e)(i)(E)(4).

Anything in this Section 6(e)(i) to the contrary notwithstanding, no adjustment to the Conversion Price shall be made pursuant to this Section 6(e)(i) unless the Shareholder Vote has been obtained. If the Shareholder Vote is obtained, then the Conversion Price for a share of Series D1 Preferred Stock will be automatically adjusted as of the date the Shareholder Vote is obtained to take into account all issuances (or deemed issuances) of Additional Stock, if any, that were made prior to the date the Shareholder Vote was obtained and which would have a resulted in an adjustment to the Conversion Price of such share of Series D1 Preferred Stock under this Section 6(e)(i) if the Shareholder Vote had been obtained as of the date of such issuance (or deemed issuance).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 6(e)(i)(E)) by the Corporation after the Issue Date) other than:

(A) Common Stock issued pursuant to a transaction described in Section 6(e)(iii) hereof;

(B) Shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

(C) Shares of Common Stock issued or issuable upon conversion of the Series D1 Preferred Stock or the Series D2 Preferred Stock; and

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(D) Shares of Series E Preferred Stock or shares of Common Stock, issued in satisfaction of the 2007 Section 858 Dividend and shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock.

(iii) In the event the Corporation should at any time or from time to time after the date Articles Supplementary containing the terms of the Series D1 Preferred Stock are first filed with the State Department of Assessments and Taxation of Maryland, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock Issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series D1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 6(e)(i)(E); provided that this Section 6(e)(iii) shall not be applicable to any dividend or other distribution that is actually paid to the Holders of Series D1 Preferred Stock pursuant to Section 3(b).

(iv) If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the date of such combination, the Conversion Price for the Series D1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in these Articles Supplementary) provision shall be made so that the holders of the Series D1 Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of such Series D1 Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Series D1 Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Impairment. The Corporation will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series D1 Preferred Stock against impairment. The Corporation shall, as a condition precedent to any such reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, cause any successor to the Corporation or acquiring person or entity, as the case may be, to issue convertible preferred stock to each Holder of Series D1 Preferred Stock with preferences, conversion and other rights, powers, restrictions, limitations, qualifications and terms and conditions as nearly equivalent as may be practicable to those contained in these Articles Supplementary, including the right to convert such preferred stock into the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of any such reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action had such Holder converted its Series D1 Preferred Stock into Common Stock immediately prior to such action. Without limitation of the foregoing, such preferred stock shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(e). The provisions of this Section 6(g) will similarly apply to successive reorganizations, recapitalizations, transfers of assets, consolidations, mergers, dissolutions, issuances or sales of securities or other voluntary actions.

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(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series D1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded upward to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D1 Preferred Stock the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D1 Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of such Series D1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series D1 Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series D1 Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series D1 Preferred Stock.

(iii) All adjustments to the Conversion Price shall be calculated to the nearest one one-thousandth (1/1000) of a cent.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series D1 Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Series D1 Preferred Stock (assuming that a sufficient number of shares of Series D1 Preferred Stock have been converted into Common Stock and have become available for issuance pursuant to Section 11(g) prior to the conversion of the remaining shares of Series D1 Preferred Stock); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D1 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series D1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to (i) obtain the requisite stockholder approval of any necessary amendment to the Charter of the Corporation or (ii) consummate a reverse stock split.

(k) Payment of Dividends on Converted Shares of Series D1 Preferred Stock. The Corporation shall remain liable to pay to Holders of Series D1 Preferred Stock any accumulated and unpaid dividends on shares of Series D1 Preferred Stock, notwithstanding the conversion of such shares of Series D1 Preferred Stock into Common Stock or Series D2 Preferred Stock and notwithstanding the failure of such Holder to be a holder of record of shares of Series D1 Preferred Stock on any prior Dividend Payment Date or Dividend Record Date during the period in which such dividends accumulated. The Corporation shall pay all accumulated but unpaid dividends on Series D1 Preferred Stock that has been converted into Series D2 Preferred Stock or Common Stock on the first Dividend Payment Date declared by the Board of Directors occurring after the conversion of such shares of Series D1 Preferred Stock into Common Stock or Series D2 Preferred Stock and on each subsequent Dividend Payment Date until all accumulated dividends on such shares have been paid in full.

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Section 7. Conversion of Series D1 Preferred Stock into Series D2 Preferred Stock.

(a) Automatic Conversion. On the second anniversary of the Issue Date, each share of Series D1 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Series D2 Preferred Stock having an initial stated value equal to the Adjusted Stated Value of each share of Series D1 Preferred Stock so converted; provided, however, that the shares of Series D1 Preferred Stock shall not convert on such second anniversary date if the Shareholder Vote has not been obtained on or prior to such second anniversary date, in which case the shares of Series D1 Preferred Stock shall remain shares of Series D1 Preferred Stock and will convert into shares of Series D2 Preferred Stock automatically on the date the Shareholder Vote is obtained. Each such share of Series D1 Preferred Stock will automatically be entitled to the benefit of each adjustment to the conversion price of the Series D2 Preferred Stock that preceded such conversion from time to time after the date Articles Supplementary containing the terms of the Series D2 Preferred Stock are first filed with the State Department of Assessments and Taxation of Maryland (the “Series D2 Filing Date”).

(b) Reservation of Stock Issuable Upon Conversion. From and after the Series D2 Filing Date, the Corporation shall at all times keep available out of its authorized but unissued shares of Series D2 Preferred Stock, solely for the purpose of effecting the conversion of the shares of the Series D1 Preferred Stock, such number of its shares of Series D2 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Series D1 Preferred Stock; and if at any time the number of authorized but unissued shares of Series D2 Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D1 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series D1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D2 Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to (i) obtain the requisite stockholder approval of any necessary amendment to the Charter of the Corporation or (ii) to consummate a reverse stock split.

Section 8. Notices. When the Corporation is required, pursuant to these Articles Supplementary, to give notice to Holders without specifying the method of giving such notice, the Corporation shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date selected by the Board of Directors in its sole discretion at their respective addresses as they appear on the books and records of the Corporation.

Section 9. Transfer Restrictions.

(a) Certain Definitions. As used in this Section 9:

“5-Percent Stockholder” means a “5-percent shareholder” of the Corporation as defined in Treasury Regulation Section 1.382-2T(g).

“Completion” occurs, and a Transfer is “Completed,” when all steps have been taken to effect the Transfer of beneficial ownership.

“Entity” means an entity within the meaning of Treasury Regulation Section 1.382-3(a)(l).

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Notice Date” means a testing date (as described in Treasury Regulation Section 1.382-2(a)(4)) on which the aggregate Percentage Stock Increases are equal to or greater than the Threshold Percentage less ten percentage points.

“Percentage Stock Increase” means on any testing date (as defined in Treasury Regulation Section 1.382-2(a)(4)) the increase in the Percentage Stock Ownership of Stock of the Corporation by a 5-Percent Stockholder over the lowest Percentage Stock Ownership of Stock of the Corporation by such 5-Percent Stockholder at any time during the testing period (as defined in Section 382(i) of the Code). For this purpose, Treasury Regulation Section 1.382-2T(g)(5)(i)(A) shall apply in determining the Percentage Stock Increase of any 5-Percent Stockholder.

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“Percentage Stock Ownership” means percentage stock ownership of Stock of the Corporation determined in accordance with the Treasury Regulations under Section 382 of the IRC.

“Prohibited Transfer” means a purported Substantial Stockholder Transfer, but only to the extent that such Transfer is null and void ab initio under Section 9(b) or Section 9(c).

“Restriction Notice” means a written notice provided by the Corporation to a potential Transferee, prior to 5:00 p.m. (New York time) on the fifth Business Day following the day of receipt by the Corporation of a Transfer Notice, which written notice states that the Corporation believes that a Restriction Period either has or has not commenced and, if it has, that the Termination Date either has or has not occurred.

“Restriction Period” means a period:

(1) beginning on a testing date (as described in Treasury Regulation Section 1.382-2(a)(4)), on which the aggregate Percentage Stock Increases of all 5-Percent Stockholders on such testing date (taking into account all pending Transfers) equals or exceeds the Threshold Percentage; and

(2) ending on the earliest date on which the Board of Directors determines that (a) an ownership change (within the meaning of section 382 of the IRC) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (b) no significant value attributable to Tax Benefits would be preserved by continuing the Transfer restrictions herein (the earliest of the dates described in this clause (2) being hereafter referred to as the “Termination Date”).

“Stock” means stock as that term is used in Section 382(k)(6)(A) of the IRC.

“Substantial Stockholder” means an individual or Entity that acquires or, if the Transfer Restrictions or the Notice Restrictions are then applicable, that purports to acquire direct beneficial ownership of Series D1 Preferred Stock in a Substantial Stockholder Transfer.

“Substantial Stockholder Transfer” means a Transfer that results in a Percentage Stock Increase or, if the Transfer Restrictions or the Notice Restrictions are then applicable, that would result in a Percentage Stock Increase if it occurred and were not void ab initio.

“Tax Benefits” means net operating loss carryovers (as defined in Section 172(b)(2) of the IRC) and net unrealized built-in loss (as defined in Section 382(h)(1)(B) of the IRC).

“Threshold Percentage” means 40%.

“Transfer” means any direct or indirect sale, transfer, exchange, issuance, grant, redemption, repurchase assignment, conveyance or other disposition for consideration, whether voluntary or involuntary, and whether by operation of law or otherwise, but not including an issuance, grant, redemption or repurchase of Series D1 Preferred Stock.

“Transferee” means any individual or Entity to whom direct beneficial ownership of Stock is Transferred and who is, or would become as a result of such Transfer, a Substantial Stockholder.

“Transfer Notice” means a written notice provided by a Substantial Stockholder to the Corporation, at least seven and not more than twelve Business Days prior to Completion of a Substantial Stockholder Transfer, which notice states (i) the name, address, facsimile number and e-mail address, and Percentage Stock Ownership of the Substantial Stockholder prior to the Substantial Stockholder Transfer, (ii) if known to the Substantial Stockholder, the name and address of the transferor, (iii) the number of shares subject to the Substantial Stockholder Transfer, and (iv) the proposed date of Completion of the Substantial Stockholder Transfer. For purposes of this definition, if a Substantial Stockholder does not exist with respect to a Substantial Stockholder Transfer, then the Transfer Notice shall be provided by the individual or Entity that purports to engage in the Transfer that will cause the Substantial Stockholder Transfer.

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“Treasury Regulation” means a Treasury Regulation promulgated under the IRC.

(b) Transfer Restrictions. Unless specifically waived by the Board of Directors, a Substantial Stockholder Transfer that is Completed during a Restriction Period shall be null and void ab initio and shall not be effective to Transfer Series D1 Preferred Stock, but only to the extent necessary to prevent the Transfer from being a Substantial Stockholder Transfer (the “Transfer Restrictions”). With respect to a transaction entered into through the facilities of any national securities exchange or any national securities quotation system, the sole remedy pursuant to this Section 9(b) shall be the recovery of the Prohibited Transfer as described in Section 9(d). The term “beneficial” used in this paragraph shall mean beneficial ownership for U.S. federal income tax purposes.

(c) Notice and Permitted Transfers. No Transfer Notice is required for Transfers that occur prior to issuance by the Corporation of a Notice Date Press Release (defined below). A Substantial Stockholder Transfer that is Completed shall be null and void ab initio unless a Transfer Notice is provided to the Corporation (the “Notice Restriction”). If the Corporation receives a Transfer Notice on a day that is not in a Restriction Period (taking into account all prior Transfers (i) for which a previous Transfer Notice was received by the Corporation, (ii) for which a Schedule 13D or Schedule 13G was theretofore filed, or (iii) of which the Corporation was otherwise previously aware) and the Transfer Notice references a Substantial Stockholder Transfer that, upon Completion, would cause a Restriction Period to commence, such Transfer shall be treated as a Prohibited Transfer to the extent necessary for a Restriction Period not to commence. If the Corporation receives more than one such Transfer Notice on the same day, the Transfers referenced in such Transfer Notices shall be treated as Prohibited Transfers to the extent necessary for a Restriction Period not to commence, and the amount of the Stock referenced in each Transfer Notice that is treated as Prohibited Stock shall be in proportion to the amounts of Stock referenced in each such Transfer Notice. The Corporation shall provide a Restriction Notice to each Substantial Stockholder that files a Transfer Notice. The determination of whether a Transfer referenced in a Transfer Notice is a Prohibited Transfer is made on the date the Transfer Notice is received by the Corporation. From and after receipt of a Transfer Notice until Completion of the Transfer described in such Transfer Notice (and thereafter to the extent such Transfer is Completed and is not a Prohibited Transfer), the determination of whether a Restriction Period has commenced with respect to any other Transfer (i) for which a Transfer Notice was not theretofore received by the Corporation, (ii) for which a Schedule 13D or Schedule 13G was not theretofore filed, or (iii) of which the Corporation was not otherwise previously aware, shall be made by taking into account the Percentage Stock Increase referenced in such Transfer Notice (or if Completion has occurred, the Percentage Stock Increase that resulted from that part of the Transfer referenced in such Transfer Notice that was not a Prohibited Transfer).

(d) Recovery of Prohibited Transfers. he Corporation may institute legal proceedings to force rescission of a Prohibited Transfer. Notwithstanding the preceding sentence, the sole remedy with respect to a Prohibited Transfer entered into through the facilities of any national securities exchange or any national securities quotation system shall be as provided below. Upon written demand by the Corporation, the purported Transferee or member of a Prohibited Party Group (as defined below) with respect to a Prohibited Transfer shall deliver or cause to be delivered to an agent designated by the Board of Directors (the “Securities Transfer Agent”), all certificates and other evidences of ownership of the Stock that is the subject of the Prohibited Transfer (the “Prohibited Stock”), together with any dividends or other distributions that were received from the Corporation with respect to such Prohibited Stock (“Prohibited Distributions”). The Securities Transfer Agent promptly shall sell the Prohibited Securities to one or more buyers. Disposition of Prohibited Stock by the Securities Transfer Agent shall be deemed to occur simultaneously with the Prohibited Transfer to which the Prohibited Stock relates. The Securities Transfer Agent shall not act or be treated as acting as an agent for or on behalf of the purported Transferee or Prohibited Party Group or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in these Transfer Restrictions. If a purported Transferee or member of a Prohibited Party Group has resold Prohibited Stock before receiving the Corporation’s demand to surrender the Prohibited Stock to the Securities Transfer Agent, the purported Transferee or member of a Prohibited Party Group shall be deemed to have sold the Prohibited Stock on behalf of the Securities Transfer Agent and shall be required to Transfer to the Securities Transfer Agent any Prohibited Distributions and the proceeds of such sale of Prohibited Stock. If a purported Transferee or member of a Prohibited Party Group fails to surrender Prohibited Stock or proceeds of a sale of Prohibited Stock to the

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Securities Transfer Agent, together with any Prohibited Distributions, within three Business Days from the date the Corporation makes a demand for surrender of such Prohibited Stock, the Corporation may institute legal proceedings to compel such surrender. If a Prohibited Transfer occurs, but does not result from a Transfer of direct beneficial ownership of Stock, each individual or Entity whose ownership of Stock is attributed to the 5-Percent Stockholder that had a Percentage Stock Increase (collectively, the “Prohibited Party Group”) shall be required to deliver, and shall be deemed to have delivered to the Securities Transfer Agent, prior to the Transfer, a sufficient number of shares of Stock (which Stock shall be so delivered in the inverse order in which it was acquired by members of the Prohibited Party Group) to cause the Transfer, following such delivery, not to be a Prohibited Transfer.

(e) Treatment of Prohibited Transfers and Prohibited Stock. No employee or agent of the Corporation shall record any Prohibited Transfer and the purported Transferee shall not be recognized as a stockholder of Prohibited Stock for any purpose whatsoever and shall not be entitled, with respect to such Prohibited Stock, to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Prohibited Stock or to receive dividend distributions, whether liquidating or otherwise, in respect thereof. Once Prohibited Stock has been acquired in a Transfer that is not a Prohibited Transfer, the Prohibited Stock shall cease to be Prohibited Stock.

(f) Proceeds of Prohibited Transfers. The Securities Transfer Agent shall apply any proceeds of a sale by it of Prohibited Stock (or, if the purported Transferee resold the Prohibited Stock before the Securities Transfer Agent could recover the Prohibited Stock from the Purported Transferee, the proceeds from such resale of Prohibited Stock by the Purported Transferee), as follows: (a) first, to reimburse itself for its costs and expenses in connection with its duties as Securities Transfer Agent hereunder; (b) second, from such proceeds as well as other funds available in the Prohibited Transfers Fund, to reimburse the purported Transferee for the amounts paid by the purported Transferee for the Prohibited Stock, and (c) third, to pay any remaining balance of such proceeds into a fund (the “Prohibited Transfers Fund”) that will hold all excess proceeds from sales of Prohibited Stock. The Securities Transfer Agent shall be the disbursing agent of the Prohibited Transfers Fund, and such fund shall be used to reimburse purported Transferees for the amounts paid by the purported Transferees for Prohibited Stock. At the end of a Restriction Period, any remaining amounts in the Prohibited Transfers Fund shall be paid to the U.S. Treasury Department.

(g) Amendment of Transfer Restrictions. An affirmative vote of two-thirds of the holders of Series D1 Preferred Stock shall be required to amend this Section 9 if such amendment would impose additional restrictions, burdens or requirements on any Transfer of Series D1 Preferred Stock.

(h) Legend on Certificates. All certificates reflecting Series D1 Preferred Stock, until the end of a Restriction Period, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION PURSUANT TO SECTION 9 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00% SERIES D1 MANDATORY CONVERTIBLE PREFERRED STOCK OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(i) Press Releases. Within five (5) Business Days after the Corporation determines that a Notice Date has occurred, the Corporation shall issue a press release stating that fact and stating that the Transfer Notice requirements of this Section 9 have therefore become operative (the “Notice Date Press Release”). Within five (5) Business Days after the Corporation determines that a Restriction Period has commenced, the Corporation shall issue a press release stating such fact.

(j) Administration of Transfer Restrictions. The Board of Directors shall have the power to determine, in its sole discretion, all matters related to this Section 9, including matters necessary or desirable to administer, to waive or to determine compliance with this Section 9.

Section 10. Definitions. (a) “2007 Section 858 Dividend” means the dividend issued by the Corporation in calendar year 2007 in order to satisfy the Corporation’s obligation to distribute the Corporation’s calendar year 2006 real estate investment trust taxable income in order to maintain its status as a real estate investment trust.

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(b) “Additional Stock” has the meaning set forth in Section 6(e)(ii).

(c) “Adjusted Stated Value” means the Initial Stated Value per share of Series D1 Preferred Stock, as adjusted from time to time for any Extraordinary Stock Event.

(d) “Board of Directors” has the meaning set forth in Section 2.

(e) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(f) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock, capital stock or other equity participations, including partnership interests (whether general or limited), membership interests or other equivalents (however designated), of such Person and any rights, warrants, options or other securities to acquire an equity interest in such Person.

(g) “Charter” means the Charter of the Corporation, as amended, restated or supplemented from time to time.

(h) “Closing Sale Price” on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the principal U.S. national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national securities exchange, as reported by the NASDAQ Stock Market. If the Common Stock is not listed for trading on a U.S. national securities exchange and not reported by the NASDAQ Stock Market on the relevant date, the Closing Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board.

(i) “Common Stock” has the meaning set forth in Section 2.

(j) “Common Stock Equivalents” has the meaning set forth in Section 6(e)(iii).

(k) “Conversion Price” means $7.00 per share of Series D1 Preferred Stock, subject to adjustment from time to time pursuant to Section 6(e).

(l) “Conversion Price Adjustment Provisions” means the provisions of Section 6(e)(i) hereof and, from and after the Series D2 Filing Date, the corresponding provision in the Articles Supplementary setting forth the terms of the Series D2 Preferred Stock.

(m) “Conversion Rights” has the meaning set forth in Section 6.

(n) “Corporation” means Novastar Financial, Inc., a Maryland corporation.

(o) “Dividend Payment Date” has the meaning set forth in Section 3(a).

(p) “Dividend Rate” has the meaning set forth in Section 3(a).

(q) “Dividend Record Date” has the meaning set forth in Section 3(a).

(r) “Extraordinary Stock Event” means any stock split or combination of shares of Series D1 Preferred Stock.

(s) “Forced Conversion Announcement” has the meaning set forth in Section 6(b).

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(t) “Holder” means the Person in whose name a share of Series D1 Preferred Stock is registered.

(u) “Initial Stated Value” means $25.00 per share of Series D1 Preferred Stock.

(v) “Issue Date” means the first date on which shares of Series D1 Preferred Stock are first issued.

(w) “Investors” means MassMutual Capital Partners LLC, Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC, and JCP Partners IV LLC.

(x) “Junior Shares” has the meaning set forth in Section 2.

(y) “Liquidation Event” has the meaning set forth in Section 4(a).

(z) “Liquidation Preference” has the meaning set forth in Section 4(a).

(aa) “MGCL” means the Maryland General Corporation Law.

(bb) “Outstanding Common” has the meaning set forth in Section 6(e).

(cc) “Parity Shares” has the meaning set forth in Section 2.

(dd) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(ee) “Publicly Traded” means, with respect to the Common Stock, that the Common Stock is (i) listed on a U.S. national securities exchange, (ii) quoted on NASDAQ or (iii) traded in the domestic over-the-counter market, which trades are reported by the OTC Bulletin Board.

(ff) “Rights Offering” means a rights offering in connection with which holders of record of Common Stock and holders of record of Series D1 Preferred Stock will be entitled to receive a distribution from the Corporation of non-transferable rights to subscribe for and purchase from the Corporation shares of Series D2 Preferred Stock and certain holders of Series D1 Preferred Stock will have the obligation to purchase shares of Series D2 Preferred Stock that are not purchased pursuant to such rights, all as further described in (i) Section 2.5 of the Securities Purchase Agreement and (ii) Section 2 and Exhibit A of the Standby Purchase Agreement.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(a) “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of July 16, 2007, by and among the Corporation and the Investors, as amended, supplemented or otherwise modified from time to time.

(b) “Series C Preferred Stock” has the meaning set forth in Section 2.

(c) “Series D1 Preferred Stock” has the meaning set forth in Section 1.

(d) “Series D2 Filing Date” has the meaning set forth in Section 7(b).

(e) “Series D2 Preferred Stock” has the meaning set forth in Section 2.

(f) “Series E Preferred Stock” has the meaning set forth in Section 2.

(g) “Senior Shares” has the meaning set forth in Section 2.

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(h) “Shareholder Vote” means the vote or written consent of the requisite shareholders of the Corporation in accordance with the MGCL, the Charter and Bylaws of the Corporation and the rules and regulations of the New York Stock Exchange approving both Conversion Price Adjustment Provisions.

(i) “Standby Purchase Agreement” means the Standby Purchase Agreement dated as of July 16, 2007, by and among the Corporation and the Investors, as amended, supplemented or otherwise modified from time to time.

(j) “Subsidiary” means, with respect to any Person as of any time of determination, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (A) a majority of the general partners or the managing general partner (in the case of any partnership), or a majority of the managers or the sole managing member or manager (in the case of a limited liability company), of which is at such time such Person or a Subsidiary of such Person or (B) the only general partners (in the case of any partnership), or the only managing members or managers (in the case of a limited liability company), of which are at such time such Person or of one or more Subsidiaries of such Person (or any combination thereof).

(k) “Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) a Closing Sale Price for the Common Stock is provided on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national securities exchange, on NASDAQ, or if the Common Stock is not quoted on NASDAQ, on the OTC Bulletin Board.

Section 11. Miscellaneous.

(a) The Corporation covenants that any shares of Common Stock issued upon conversion of the Series D1 Preferred Stock or issued in respect of a share dividend payment shall be validly issued, fully paid and non-assessable, and issued in compliance with all federal and state laws.

(b) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Series D1 Preferred Stock or shares of Common Stock or other securities or property issued or distributed in respect of shares of the Series D1 Preferred Stock pursuant hereto.

(c) The shares of Series D1 Preferred Stock are perpetual and not redeemable, other than as set forth in Articles Supplementary containing the terms of the Series D1 Preferred Stock.

(d) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(e) The headings of the various sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(f) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series D1 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D1 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series D1 Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full

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force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series D1 Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series D1 Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(g) Shares of Series D1 Preferred Stock that have been issued and reacquired by the Corporation in any manner, including Series D1 Preferred Stock purchased or converted, shall be returned to the status of authorized but unissued shares of Common Stock.

(h) If any certificate for Series D1 Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate for Series D1 Preferred Stock, or in lieu of and substitution for the certificate for Series D1 Preferred Stock lost, stolen or destroyed, a new certificate for Series D1 Preferred Stock of like tenor and representing an equivalent amount of Series D1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate for Series D1 Preferred Stock and indemnity, if requested, satisfactory to the Corporation.

(i) The Corporation shall not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D1 Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all terms and in the taking of all action that may be necessary or appropriate in order to protect the rights of the Holders of then outstanding Series D1 Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) shall not increase the par value of any shares of stock receivable on the conversion of Series D1 Preferred Stock above the amount payable therefor on such conversion and (ii) shall take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares on the conversion of all Series D1 Preferred Stock from time to time outstanding.

(j) The remedies provided in the terms of the Series D1 Preferred Stock shall be cumulative and in addition to all other remedies available under terms of the Series D1 Preferred Stock, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of these Articles Supplementary. The Corporation covenants to each Holder of Series D1 Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Series D1 Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Series D1 Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(k) No failure or delay on the part of a Holder of Series D1 Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(l) The shares of Series D2 Preferred Stock are subject to the provisions of Article XI of the Charter.

(m) No Holder of shares of Series D1 Preferred Stock shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision.

(n) Except for any amendment described in Section 5(b), the terms and conditions set forth in these Articles Supplementary may be amended, modified or waived upon the approval of holders of Capital Stock of the Corporation required by the MGCL.

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THIRD: The shares of Series D1 Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned Chairman and Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

* * *

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested by its Secretary on this 16th day of July, 2007.

ATTEST:		NOVASTAR FINANCIAL, INC.

By:	/s/ Jeffrey D. Ayers	By:	/s/ Scott F. Hartman	(SEAL)
Name:	Jeffrey D. Ayers	Name:	Scott F. Hartman
Title:	Secretary	Title:	Chairman of the Board and
Chief Executive Officer

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NOVASTAR FINANCIAL, INC.

ARTICLES SUPPLEMENTARY

9.00% SERIES D2 MANDATORY CONVERTIBLE PREFERRED STOCK

(Par Value $0.01 Per Share)

Novastar Financial, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power set forth in Article VI of the Charter of the Corporation, as amended, the Board of Directors of the Corporation, by resolution duly adopted classified and designated 6,147,000 shares of the authorized but unissued shares of common stock, par value $0.01 per share, of the Corporation as the “9.00% Series D2 Mandatory Convertible Preferred Stock”; and

SECOND: The preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of the 9.00% Series D2 Mandatory Convertible Preferred Stock are as follows:

Section 1. Designation and Number. A series of Preferred Stock, designated as the “9.00% Series D2 Mandatory Convertible Preferred Stock” (the “Series D2 Preferred Stock”) is hereby established. The number of shares of Series D2 Preferred Stock shall be 6,147,000 shares. The par value of the Series D2 Preferred Stock shall be $0.01 per share. Certain defined terms used in these Articles Supplementary have the meaning assigned thereto in Section 8.

Section 2. Ranking. The Series D2 Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Liquidation Event: (i) senior to the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of shares of the Capital Stock of the Corporation established by the Board of Directors of the Corporation (the “Board of Directors”) after the date hereof, the terms of which do not expressly provide that such class or series of Capital Stock ranks senior to or pari passu with the Series D2 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Junior Shares”); (ii) pari passu with the 8.90% Series C Cumulative Redeemable Preferred Stock of the Corporation (the “Series C Preferred Stock”), the 9.00% Series D1 Convertible Preferred Stock of the Corporation (the “Series D1 Preferred Stock”), the 9.00% Series E Mandatory Convertible Preferred Stock of the Corporation (the “Series E Preferred Stock”) and each class or series of shares of the Corporation, the terms of which expressly provide that such class or series ranks pari passu with the Series D2 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Parity Shares”); and (iii) junior to each other class or series of shares of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Series D2 Preferred Stock as to payment of dividends and distribution of assets upon a Liquidation Event (collectively referred to as “Senior Shares”). The Corporation’s ability to issue, authorize or increase the authorized amount of Senior Shares shall be subject to the provisions of Section 5.

Section 3. Dividends. Payment of Dividends. Dividends on the Series D2 Preferred Stock shall be cumulative and shall accumulate daily, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, at the rate per annum of 9.00% on the Adjusted Stated Value of each share of Series D2 Preferred Stock. Accumulated dividends on the Series D2 Preferred Stock shall be added to the Adjusted Stated Value of the Series D2 Preferred Stock (i) semi-annually on January 16 and July 16 of each year (each, a “Dividend Payment Date”) and (ii) upon conversion of the Series D2 Preferred Stock into Common Stock. The amount of dividends accumulating on the Series D2 Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding the foregoing, if authorized by the Board of Directors, the Corporation may elect to pay dividends that have accumulated on the Series D2 Preferred Stock since the last Dividend Payment Date in cash (rather than increasing the Adjusted Stated Value of the Series D-2 Preferred Stock), out of funds legally available for the payment of dividends. Cash dividends shall be paid on the first Dividend Payment Date following their authorization by the Board of Directors and declaration by the Corporation to the Holders of record at the close of business on the 30th day preceding such Dividend Payment Date; provided that, if any Dividend Payment Date falls on a day that is not a Business Day, the related dividend will be paid on the next day that is a Business Day, with the same force and effect as if the dividend payment had been made on such Dividend Payment Date with interest at the Dividend Rate with respect to the delayed payment. If the Board of Directors authorizes a cash dividend, the Corporation shall make a public announcement thereof not less than 20 days prior to the relevant Dividend Payment Date. Further notwithstanding the foregoing, if, after giving effect to the addition of all or any part of accumulated dividends to the Adjusted Stated Value of Series D2 Preferred Stock, the Corporation would not have sufficient number of unreserved authorized shares of Common Stock for issuance upon the conversion in full of all outstanding shares of Series D2 Preferred Stock and all other convertible, exercisable or exchangeable securities of the Corporation that are then convertible into, exercisable for or exchangeable for shares of Common Stock (other than any such securities for which shares of Common Stock have been reserved by the Corporation for issuance upon conversion, exercise or exchange thereof), then the amount of such dividend that would cause there to be such an insufficient number of unreserved authorized shares of Common Stock shall, to the extent that the Board of Directors and the Corporation may lawfully do so under the terms of the MGCL, be authorized by the Board of Directors and declared and paid by the Corporation in cash rather than such amount being added to the Adjusted Stated Value of the Series D2 Preferred Stock.

(b) Payment of Cash Dividends on Parity Stock. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (including by any Subsidiary of the Corporation), directly or indirectly, including without limitation, any such dividend, distribution, redemption, purchase or acquisition of Capital Stock of any Subsidiary of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless all cash dividends on the Series D2 Preferred Stock that have been authorized by the Board of Directors are paid in full, or a sum sufficient for the payment thereof in full is set apart for such payment. For the avoidance of doubt, this Section 3(b) does not limit the ability of the Corporation to add accumulated dividends to the Adjusted Stated Value of the Series D2 Preferred Stock as provided in Section 3(a).

(c) Participation Rights in Common Stock Dividends. In the event the Corporation should at any time or from time to time after the date Articles Supplementary for the Series D2 Preferred Stock are first filed with the State Department of Assessments and Taxation of Maryland, fix a record date for the making of any dividend, distribution or payment of any sort or kind to holders of shares of Common Stock, including, without limitation, distributions of evidences of indebtedness, assets (including cash), other property or shares of Common Stock or other securities in the Corporation or rights, options or warrants with respect thereto, the Corporation may not pay any such dividend, distribution or payment unless the Corporation also pays to each Holder of Series D2 Preferred Stock a distribution equal to the distribution such Holder would have been entitled to receive if such Holder had exercised its right to convert all of its Series D2 Preferred Stock for shares of Common Stock pursuant to Section 6 immediately prior to the record date with respect to such dividend or distribution. The payment made to Holders of Series D2 Preferred Stock under the preceding sentence shall be made concurrently with the payment of the dividend or distribution to the holders of shares of Common Stock. Any dividend or distribution that is paid with respect to the shares of Series D2 Preferred Stock pursuant to this Section 3(c) shall be in addition to, separate from, and shall not reduce or otherwise affect, the dividends accruing on each share of Series D2 Preferred Stock pursuant to Section 3(a).

(d) Certain Determinations for Preferential Rights Upon Dissolution. Solely or purposes of determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series D2 Preferred Stock will not be added to the Corporation’s total liabilities.

Section 4. Liquidation Preference.

(a) Liquidation Event. In the event of any voluntary or involuntary liquidation (in bankruptcy or otherwise), dissolution or winding-up of the Corporation (each, a “Liquidation Event”), each Holder of Series D2 Preferred Stock, by reason of its ownership thereof, shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders of the Corporation, prior and in preference to any payment or distribution of assets of the Corporation to the holders of its shares of Common Stock or any other Junior Shares, but after any distribution on any Senior Shares, an amount equal to the greater of (i) the aggregate Liquidation Preference attributable to the Series D2 Preferred Stock held by such Holder, or (ii) the amount that such Holder would have been entitled to receive with respect to such Liquidation Event if it had exercised its right to convert all of its Series D2 Preferred Stock into shares of Common Stock pursuant to Section 6 immediately prior to such Liquidation Event. The “Liquidation Preference” of each share of Series D2 Preferred Stock shall be the Adjusted Stated Value per share of Series D2 Preferred Stock plus all accumulated dividends per share of Series D2 Preferred Stock that have not already been added to the Adjusted Stated Value thereof or paid in cash pursuant to Section 3(a).

(b) Manner of Distribution. In the event the assets of the Corporation available for distribution or payment to Holders upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(a), (i) no such distribution or payment shall be made on account of any Junior Shares upon such Liquidation Event; and (ii) no such distribution or payment shall be made on account of any Parity Shares upon such Liquidation Event unless proportionate amounts are paid on account of the Series D2 Preferred Stock, with all such distributions or payments on account of the Series D2 Preferred Stock and any Parity Shares made pro rata on the basis of the aggregate liquidation preference of the outstanding shares of each such class or series of Capital Stock and (without double-counting) accumulated dividends to which the holder of each such class or series is entitled to receive upon such Liquidation Event. After the payment to the Holders of the full preferential amounts provided for above, the Holders, in their capacities as holders of Series D2 Preferred Stock (and no other capacity), shall have no right or claim to any of the remaining assets of the Corporation.

Section 5. Voting Rights. Except as provided in Section 5(c) or required by applicable law, the Series D2 Preferred Stock shall be entitled to notice of, attend and vote at all general and special meetings of the Corporation as a single class with all other shareholders entitled to notice of, attend and vote at such general or special meetings of the Corporation on the same terms as a holder of Common Stock. At any such general or special meeting, each Holder shall have the number of votes for each share of Series D2 Preferred Stock held by such Holder equal to the whole number of shares of Common Stock into which such share of Series D2 Preferred Stock may be converted pursuant to Section 6 as of the record date for the vote (provided, that the number of fractional shares resulting from the conversion of shares of Series D2 Preferred Stock held by a Holder shall be aggregated for purposes of determining the number of shares of Common Stock for which such Holder is entitled to vote).

(b) Except as provided in Section 5(c), so long as any shares of Series D2 Preferred Stock are outstanding, in addition to any other vote of shareholders of the Corporation required under applicable law (including, without limitation, the MGCL) or the Charter or Bylaws of the Corporation, the prior approval or written consent, in accordance with the MGCL, the Charter and Bylaws of the Corporation, of the Holders of a majority of the number of outstanding shares of Series D2 Preferred Stock, voting separately as a class, will be required for the Corporation to (i) create, issue, authorize or increase (including by way of a recapitalization) the authorized amount of, or create, issue or authorize any obligation or security convertible into, or exercisable or exchangeable for, or evidencing a right to purchase, any Senior Shares, (ii) amend, alter, change or repeal any provision of the Charter, if such amendment, alteration, change or repeal materially and adversely affects the rights of the Series D2 Preferred Stock, or (iii) reclassify any authorized shares of the Corporation into any Senior Shares, or any obligation or security convertible into or, exercisable or exchangeable for, or evidencing a right to purchase any Senior Shares.

(c) Notwithstanding Sections 5(a) and (b), except as required by applicable law, the Series D2 Preferred Stock shall be non-voting and shall not be entitled to the voting rights included in Sections 5(a) and (b) prior to the date on which all of the Regulatory Approvals have been obtained or made (a “Voting Activation Event”). The Corporation shall make a public announcement of a Voting Activation Event within five days from the occurrence thereof; provided that the failure of the Corporation to make such an announcement shall have no effect on the voting rights of the Series D2 Preferred Stock and the Series D2 Preferred Stock shall automatically become voting and entitled to the voting rights set forth in Sections 5(a) and (b) on the date of the occurrence of a Voting Activation Event.

Section 6. Conversion of Series D2 Preferred Stock into Common Stock. The Series D2 Preferred Stock may be converted into Common Stock as follows (the “Conversion Rights”):

(a) Holder’s Right to Convert. Subject to Section 6(d), each share of Series D2 Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and from time to time, into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Adjusted Stated Value of such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

(b) Corporation’s Right to Convert. If at any time on or after the three-year anniversary of the Issue Date, (i) the Common Stock is Publicly Traded as of the date the Corporation delivers a Forced Conversion Announcement and (ii) the Closing Sale Price of the Common Stock exceeds 200% of the then existing Conversion Price for 40 of the 50 consecutive Trading Days preceding the date of delivery by the Corporation of the Forced Conversion Announcement, then the Corporation may elect to cause all (but not less than all) of the outstanding shares of Series D2 Preferred Stock to be converted into a number of fully paid and nonassessable shares of Common Stock determined by dividing, with respect to each share of Series D2 Preferred Stock, the Adjusted Stated Value of such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Any election to convert pursuant to this Section 6(b) shall be made by public announcement thereof (a “Forced Conversion Announcement”).

(c) Mandatory Conversion. On the ninth anniversary of the Issue Date, each share of Series D2 Preferred Stock shall automatically be converted into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Adjusted Stated Value for such share by the Conversion Price applicable to such share, determined as hereafter provided, in effect on such ninth anniversary date.

(d) Mechanics of Conversion. Before any holder of Series D2 Preferred Stock in certificated form shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D2 Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Before any holder of Series D2 Preferred Stock in book-entry form shall be entitled to convert the same into shares of Common Stock, he shall comply with the procedures of the depositary for the shares of Series D2 Preferred Stock held by such Holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D2 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the full number of shares of Common Stock to which such holder shall be entitled as aforesaid. In case any Series D2 Preferred Stock share certificate shall be surrendered for partial conversion, the Corporation shall execute and deliver to the Holder of the Series D2 Preferred Stock so surrendered, without charge to such Holder, a new share certificate in an aggregate Adjusted Stated Value equal to the unconverted portion of the surrendered certificate. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which the requirements set forth in this Section 6(d) have been satisfied, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Series D2 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series D2 Preferred Stock shall not be deemed to have converted such Series D2 Preferred Stock until immediately prior to the closing of such sale of securities.

(e) Conversion Price Adjustments of Series D2 Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series D2 Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If at any time the Corporation should issue (or be deemed to issue) any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall be adjusted pursuant to this Section 6(e)(i), as follows: the new Conversion Price shall be the result of (A) (i) the total number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock (on a fully-diluted basis assuming exercise, conversion or exchange of all outstanding exercisable, convertible or exchangeable securities of the Corporation) (“Outstanding Common”) multiplied by the applicable Conversion Price in effect prior to the issuance of such Additional Stock, plus (ii) the net aggregate amount of the consideration received by the Corporation for such Additional Stock, divided by (B) the number of shares of Outstanding Common plus the number of shares of such Additional Stock so issued.

(B) No adjustment of the Conversion Price for the Series D2 Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 6(e)(i)(E)(3) and 6(e)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 6(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid or payable therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the applicable Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 6(e)(i) and Section 6(e)(ii):

1. The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6(e)(i)(C) and 6(e)(i)(D)), if any, received or receivable by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby. In case any such options to purchase or rights to subscribe for Common Stock shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options and/or rights shall be deemed to have been issued without consideration (except to the extent consideration is payable to the Corporation upon the exercise of such options or rights).

2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received or receivable by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 6(e)(i)(C) and 6(e)(i)(D)). In case any such convertible or exchangeable securities shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such convertible or exchangeable securities by the parties thereto, such convertible and/or exchangeable securities shall be deemed to have been issued without consideration (except to the extent consideration is payable to the Corporation upon conversion or exchange of such securities or upon the exercise of any related options or rights).

3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D2 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D2 Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 6(e)(i)(E)(1) and 6(e)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 6(e)(i)(E)(3) or 6(e)(i)(E)(4).

Anything in this Section 6(e)(i) to the contrary notwithstanding, no adjustment to the Conversion Price shall be made pursuant to this Section 6(e)(i) unless the Shareholder Vote has been obtained. If the Shareholder Vote is obtained, then the Conversion Price for a share of Series D2 Preferred Stock will be automatically adjusted as of the date the Shareholder Vote is obtained to take into account all issuances (or deemed issuances) of Additional Stock, if any, that were made prior to the date the Shareholder Vote was obtained and which would have resulted in an adjustment to the Conversion Price of such share of Series D2 Preferred Stock under this Section 6(e)(i) if the Shareholder Vote had been obtained as of the date of such issuance (or deemed issuance).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 6(e)(i)(E)) by the Corporation after the Issue Date) other than:

(A) Common Stock issued pursuant to a transaction described in Section 6(e)(iii) hereof;

(B) Shares of Common Stock issued or issuable to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

(C) Shares of Common Stock issued or issuable upon conversion of the Series D1 Preferred Stock or the Series D2 Preferred Stock; and

(D) Shares of Series E Preferred Stock or shares of Common Stock, issued in satisfaction of the 2007 Section 858 Dividend and shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock.

(iii) In the event the Corporation should at any time or from time to time after the date Articles Supplementary for the Series D2 Preferred Stock are first filed with the State Department of Assessments and Taxation of Maryland, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock Issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series D2 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D2 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 6(e)(i)(E); provided that this Section 6(e)(iii) shall not be applicable to any dividend or other distribution that is actually paid to the Holders of Series D2 Preferred Stock pursuant to Section 3(c).

(iv) If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the date of such combination, the Conversion Price for the Series D2 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in these Articles Supplementary) provision shall be made so that the holders of the Series D2 Preferred Stock shall thereafter be entitled to receive upon conversion of such Series D2 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of such Series D2 Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Series D2 Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Impairment. The Corporation will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series D2 Preferred Stock against impairment. The Corporation shall, as a condition precedent to any such reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, cause any successor to the Corporation or acquiring person or entity, as the case may be, to issue convertible preferred stock to each Holder of Series D2 Preferred Stock with preferences, conversion and other rights, powers, restrictions, limitations, qualifications and terms and conditions as nearly equivalent as may be practicable to those contained in these Articles Supplementary, including the right to convert such preferred stock into the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of any such reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action had such Holder converted its Series D2 Preferred Stock into Common Stock immediately prior to such action. Without limitation of the foregoing, such preferred stock shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6(e). The provisions of this Section 6(g) will similarly apply to successive reorganizations, recapitalizations, transfers of assets, consolidations, mergers, dissolutions, issuances or sales of securities or other voluntary actions.

(h) No Fractional Shares and Notice as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series D2 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded upward to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D2 Preferred Stock the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D2 Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and make a public announcement thereof setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(iii) All adjustments to the Conversion Price shall be calculated to the nearest one one-thousandth (1/1000) of a cent.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall make a public announcement at least twenty (20) days prior to the date specified therein specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D2 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Series D2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D2 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series D2 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to (i) obtain the requisite stockholder approval of any necessary amendment to the Charter of the Corporation or (ii) consummate a reverse stock split.

Section 7. Transfer Restrictions.

(a) Certain Definitions. As used in this Section 7:

“5-Percent Stockholder” means a “5-percent shareholder” of the Corporation as defined in Treasury Regulation Section 1.382-2T(g).

“Completion” occurs, and a Transfer is “Completed,” when all steps have been taken to effect the Transfer of beneficial ownership.

“Entity” means an entity within the meaning of Treasury Regulation Section 1.382-3(a)(l).

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Notice Date” means a testing date (as described in Treasury Regulation Section 1.382-2(a)(4)) on which the aggregate Percentage Stock Increases are equal to or greater than the Threshold Percentage less ten percentage points.

“Percentage Stock Increase” means on any testing date (as defined in Treasury Regulation Section 1.382-2(a)(4)) the increase in the Percentage Stock Ownership of Stock of the Corporation by a 5-Percent Stockholder over the lowest Percentage Stock Ownership of Stock of the Corporation by such 5-Percent Stockholder at any time during the testing period (as defined in Section 382(i) of the Code). For this purpose, Treasury Regulation Section 1.382-2T(g)(5)(i)(A) shall apply in determining the Percentage Stock Increase of any 5-Percent Stockholder.

“Percentage Stock Ownership” means percentage stock ownership of Stock of the Corporation determined in accordance with the Treasury Regulations under Section 382 of the IRC.

“Prohibited Transfer” means a purported Substantial Stockholder Transfer, but only to the extent that such Transfer is null and void ab initio under Section 7(b) or Section 7(c).

“Restriction Notice” means a written notice provided by the Corporation to a potential Transferee, prior to 5:00 p.m. (New York time) on the fifth Business Day following the day of receipt by the Corporation of a Transfer Notice, which written notice states that the Corporation believes that a Restriction Period either has or has not commenced and, if it has, that the Termination Date either has or has not occurred.

“Restriction Period” means a period:

(1) beginning on a testing date (as described in Treasury Regulation Section 1.382-2(a)(4)) on which the aggregate Percentage Stock Increases of all 5-Percent Stockholders on such testing date (taking into account all pending Transfers) equals or exceeds the Threshold Percentage; and

(2) ending on the earliest date on which the Board of Directors determines that (a) an ownership change (within the meaning of section 382 of the IRC) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (b) no significant value attributable to Tax Benefits would be preserved by continuing the Transfer restrictions herein (the earliest of the dates described in this clause (2) being hereafter referred to as the “Termination Date”).

“Stock” means stock as that term is used in Section 382(k)(6)(A) of the IRC.

“Substantial Stockholder” means an individual or Entity that acquires or, if the Transfer Restrictions or the Notice Restrictions are then applicable, that purports to acquire direct beneficial ownership of Series D2 Preferred Stock in a Substantial Stockholder Transfer.

“Substantial Stockholder Transfer” means a Transfer that results in a Percentage Stock Increase or, if the Transfer Restrictions or the Notice Restrictions are then applicable, that would result in a Percentage Stock Increase if it occurred and were not void ab initio.

“Tax Benefits” means net operating loss carryovers (as defined in Section 172(b)(2) of the IRC) and net unrealized built-in loss (as defined in Section 382(h)(1)(B) of the IRC).

“Threshold Percentage” means 40%.

“Transfer” means any direct or indirect sale, transfer, exchange, issuance, grant, redemption, repurchase assignment, conveyance or other disposition for consideration, whether voluntary or involuntary, and whether by operation of law or otherwise, but not including an issuance, grant, redemption or repurchase of Series D2 Preferred Stock.

“Transferee” means any individual or Entity to whom direct beneficial ownership of Stock is Transferred and who is, or would become as a result of such Transfer, a Substantial Stockholder.

“Transfer Notice” means a written notice provided by a Substantial Stockholder to the Corporation, at least seven and not more than twelve Business Days prior to Completion of a Substantial Stockholder Transfer, which notice states (i) the name, address, facsimile number and e-mail address, and Percentage Stock Ownership of the Substantial Stockholder prior to the Substantial Stockholder Transfer, (ii) if known to the Substantial Stockholder, the name and address of the transferor, (iii) the number of shares subject to the Substantial Stockholder Transfer, and (iv) the proposed date of Completion of the Substantial Stockholder Transfer. For purposes of this definition, if a Substantial Stockholder does not exist with respect to a Substantial Stockholder Transfer, then the Transfer Notice shall be provided by the individual or Entity that purports to engage in the Transfer that will cause the Substantial Stockholder Transfer.

“Treasury Regulation” means a Treasury Regulation promulgated under the IRC.

(b) Transfer Restrictions. Unless specifically waived by the Board of Directors, a Substantial Stockholder Transfer that is Completed during a Restriction Period shall be null and void ab initio and shall not be effective to Transfer Series D2 Preferred Stock, but only to the extent necessary to prevent the Transfer from being a Substantial Stockholder Transfer (the “Transfer Restrictions”). With respect to a transaction entered into through the facilities of any national securities exchange or any national securities quotation system, the sole remedy pursuant to this Section 7(b) shall be the recovery of the Prohibited Transfer as described in Section 7(d). The term “beneficial” used in this paragraph shall mean beneficial ownership for U.S. federal income tax purposes.

(c) Notice and Permitted Transfers. No Transfer Notice is required for Transfers that occur prior to issuance by the Corporation of a Notice Date Press Release (defined below). A Substantial Stockholder Transfer that is Completed shall be null and void ab initio unless a Transfer Notice is provided to the Corporation (the “Notice Restriction”). If the Corporation receives a Transfer Notice on a day that is not in a Restriction Period (taking into account all prior Transfers (i) for which a previous Transfer Notice was received by the Corporation, (ii) for which a Schedule 13D or Schedule 13G was theretofore filed, or (iii) of which the Corporation was otherwise previously aware) and the Transfer Notice references a Substantial Stockholder Transfer that, upon Completion, would cause a Restriction Period to commence, such Transfer shall be treated as a Prohibited Transfer to the extent necessary for a Restriction Period not to commence. If the Corporation receives more than one such Transfer Notice on the same day, the Transfers referenced in such Transfer Notices shall be treated as Prohibited Transfers to the extent necessary for a Restriction Period not to commence, and the amount of the Stock referenced in each Transfer Notice that is treated as Prohibited Stock shall be in proportion to the amounts of Stock referenced in each such Transfer Notice. The Corporation shall provide a Restriction Notice to each Substantial Stockholder that files a Transfer Notice. The determination of whether a Transfer referenced in a Transfer Notice is a Prohibited Transfer is made on the date the Transfer Notice is received by the Corporation. From and after receipt of a Transfer Notice until Completion of the Transfer described in such Transfer Notice (and thereafter to the extent such Transfer is Completed and is not a Prohibited Transfer), the determination of whether a Restriction Period has commenced with respect to any other Transfer (i) for which a Transfer Notice was not theretofore received by the Corporation, (ii) for which a Schedule 13D or Schedule 13G was not theretofore filed, or (iii) of which the Corporation was not otherwise previously aware, shall be made by taking into account the Percentage Stock Increase referenced in such Transfer Notice (or if Completion has occurred, the Percentage Stock Increase that resulted from that part of the Transfer referenced in such Transfer Notice that was not a Prohibited Transfer).

(d) Recovery of Prohibited Transfers. The Corporation may institute legal proceedings to force rescission of a Prohibited Transfer. Notwithstanding the preceding sentence, the sole remedy with respect to a Prohibited Transfer entered into through the facilities of any national securities exchange or any national securities quotation system shall be as provided below. Upon written demand by the Corporation, the purported Transferee or member of a Prohibited Party Group (as defined below) with respect to a Prohibited Transfer shall deliver or cause to be delivered to an agent designated by the Board of Directors (the “Securities Transfer Agent”), all certificates and other evidences of ownership of the Stock that is the subject of the Prohibited Transfer (the “Prohibited Stock”), together with any dividends or other distributions that were received from the Corporation with respect to such Prohibited Stock (“Prohibited Distributions”). The Securities Transfer Agent promptly shall sell the Prohibited Securities to one or more buyers. Disposition of Prohibited Stock by the Securities Transfer Agent shall be deemed to occur simultaneously with the Prohibited

Transfer to which the Prohibited Stock relates. The Securities Transfer Agent shall not act or be treated as acting as an agent for or on behalf of the purported Transferee or Prohibited Party Group or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in these Transfer Restrictions. If a purported Transferee or member of a Prohibited Party Group has resold Prohibited Stock before receiving the Corporation’s demand to surrender the Prohibited Stock to the Securities Transfer Agent, the purported Transferee or member of a Prohibited Party Group shall be deemed to have sold the Prohibited Stock on behalf of the Securities Transfer Agent and shall be required to Transfer to the Securities Transfer Agent any Prohibited Distributions and the proceeds of such sale of Prohibited Stock. If a purported Transferee or member of a Prohibited Party Group fails to surrender Prohibited Stock or proceeds of a sale of Prohibited Stock to the Securities Transfer Agent, together with any Prohibited Distributions, within three Business Days from the date the Corporation makes a demand for surrender of such Prohibited Stock, the Corporation may institute legal proceedings to compel such surrender. If a Prohibited Transfer occurs, but does not result from a Transfer of direct beneficial ownership of Stock, each individual or Entity whose ownership of Stock is attributed to the 5-Percent Stockholder that had a Percentage Stock Increase (collectively, the “Prohibited Party Group”) shall be required to deliver, and shall be deemed to have delivered to the Securities Transfer Agent, prior to the Transfer, a sufficient number of shares of Stock (which Stock shall be so delivered in the inverse order in which it was acquired by members of the Prohibited Party Group) to cause the Transfer, following such delivery, not to be a Prohibited Transfer.

(e) Treatment of Prohibited Transfers and Prohibited Stock. No employee or agent of the Corporation shall record any Prohibited Transfer and the purported Transferee shall not be recognized as a stockholder of Prohibited Stock for any purpose whatsoever and shall not be entitled, with respect to such Prohibited Stock, to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Prohibited Stock or to receive dividend distributions, whether liquidating or otherwise, in respect thereof. Once Prohibited Stock has been acquired in a Transfer that is not a Prohibited Transfer, the Prohibited Stock shall cease to be Prohibited Stock.

(f) Proceeds of Prohibited Transfers. The Securities Transfer Agent shall apply any proceeds of a sale by it of Prohibited Stock (or, if the purported Transferee resold the Prohibited Stock before the Securities Transfer Agent could recover the Prohibited Stock from the Purported Transferee, the proceeds from such resale of Prohibited Stock by the Purported Transferee), as follows: (a) first, to reimburse itself for its costs and expenses in connection with its duties as Securities Transfer Agent hereunder; (b) second, from such proceeds as well as other funds available in the Prohibited Transfers Fund, to reimburse the purported Transferee for the amounts paid by the purported Transferee for the Prohibited Stock, and (c) third, to pay any remaining balance of such proceeds into a fund (the “Prohibited Transfers Fund”) that will hold all excess proceeds from sales of Prohibited Stock. The Securities Transfer Agent shall be the disbursing agent of the Prohibited Transfers Fund, and such fund shall be used to reimburse purported Transferees for the amounts paid by the purported Transferees for Prohibited Stock. At the end of a Restriction Period, any remaining amounts in the Prohibited Transfers Fund shall be paid to the U.S. Treasury Department.

(g) Amendment of Transfer Restrictions. An affirmative vote of two-thirds of the holders of Series D2 Preferred Stock shall be required to amend this Section 7 if such amendment would impose additional restrictions, burdens or requirements on any Transfer of Series D2 Preferred Stock.

(h) Legend on Certificates. All certificates reflecting Series D2 Preferred Stock, until the end of a Restriction Period, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION PURSUANT TO SECTION 7 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00% SERIES D2 MANDATORY CONVERTIBLE PREFERRED STOCK OF THE CORPORATION, AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(i) Press Releases. Within five (5) Business Days after the Corporation determines that a Notice Date has occurred, the Corporation shall issue a press release stating that fact and stating that the Transfer Notice requirements of this Section 7 have therefore become operative (the “Notice Date Press Release”). Within five (5) Business Days after the Corporation determines that a Restriction Period has commenced, the Corporation shall issue a press release stating such fact.

(j) Administration of Transfer Restrictions. The Board of Directors shall have the power to determine, in its sole discretion, all matters related to this Section 7, including matters necessary or desirable to administer, to waive or to determine compliance with this Section 7.

Section 8. Definitions. (a) “2007 Section 858 Dividend” means the dividend issued by the Corporation in calendar year 2007 in order to satisfy the Corporation’s obligation to distribute the Corporation’s calendar year 2006 real estate investment trust taxable income in order to maintain its status as a real estate investment trust.

(b) “Additional Stock” has the meaning set forth in Section 6(e)(ii).

(c) “Adjusted Stated Value” means the Initial Stated Value per share of Series D2 Preferred Stock, as adjusted from time to time for (i) the addition of dividends to the Adjusted Stated Value of the Series D2 Preferred Stock pursuant to Section 3(a) and (ii) any Extraordinary Stock Event.

(d) “Board of Directors” has the meaning set forth in Section 2.

(e) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(f) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock, capital stock or other equity participations, including partnership interests (whether general or limited), membership interests or other equivalents (however designated), of such Person and any rights, warrants, options or other securities to acquire an equity interest in such Person.

(g) “Charter” means the Charter of the Corporation, as amended, restated or supplemented from time to time.

(h) “Closing Sale Price” on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the composite transactions for the principal U.S. national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national securities exchange, as reported by the NASDAQ Stock Market. If the Common Stock is not listed for trading on a U.S. national securities exchange and not reported by the NASDAQ Stock Market on the relevant date, the Closing Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board.

(i) “Common Stock” has the meaning set forth in Section 2.

(j) “Common Stock Equivalents” has the meaning set forth in Section 6(e)(iii).

(k) “Conversion Price” means $28 per share of Series D2 Preferred Stock, subject to adjustment from time to time pursuant to Section 6(e).

(l) “Conversion Price Adjustment Provisions” means the provisions of Section 6(e)(i) hereof and Section 6(e)(i) of the Articles Supplementary setting forth the terms of the Series D1 Preferred Stock.

(m) “Conversion Rights” has the meaning set forth in Section 6.

(n) “Corporation” means Novastar Financial, Inc., a Maryland corporation.

(o) “Dividend Payment Date” has the meaning set forth in Section 3(a).

(p) “Extraordinary Stock Event” means any stock split or combination of shares of Series D2 Preferred Stock.

(q) “Forced Conversion Announcement” has the meaning set forth in Section 6(b).

(r) “Holder” means the Person in whose name a share of Series D2 Preferred Stock is registered.

(s) “Initial Stated Value” means $25.00 per share of Series D2 Preferred Stock.

(t) “Issue Date” means the first date on which shares of Series D2 Preferred Stock are first issued.

(u) “Investors” means MassMutual Capital Partners LLC, Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC, and JCP Partners IV LLC.

(v) “Junior Shares” has the meaning set forth in Section 2.

(w) “Liquidation Event” has the meaning set forth in Section 4(a).

(x) “Liquidation Preference” has the meaning set forth in Section 4(a).

(y) “MGCL” means the Maryland General Corporation Law.

(z) “Outstanding Common” has the meaning set forth in Section 6(e)(i).

(aa) “Parity Shares” has the meaning set forth in Section 2.

(bb) “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(cc) “Publicly Traded” means, with respect to the Common Stock, that the Common Stock is (i) listed on a U.S. national securities exchange, (ii) quoted on NASDAQ or (iii) traded in the domestic over-the-counter market, which trades are reported by the OTC Bulletin Board.

(dd) “Regulatory Approvals” means the approvals of and notices to governmental authorities set forth on Exhibit A for the ownership of Capital Stock of the Corporation by the Investors in connection with (i) the issuance of the Series D1 Preferred Stock pursuant to the Securities Purchase Agreement, (ii) the issuance of the Series D2 Preferred Stock pursuant to the Rights Offering and (iii) the issuance of Series D2 Preferred Stock pursuant to the Standby Purchase Agreement.

(ee) “Rights Offering” means a rights offering in connection with which holders of record of Common Stock and holders of record of Series D1 Preferred Stock will be entitled to receive a distribution from the Corporation of non-transferable rights to subscribe for and purchase from the Corporation shares of Series D2 Preferred Stock and certain holders of Series D1 Preferred Stock will have the obligation to purchase shares of Series D2 Preferred Stock that are not purchased pursuant to such rights, all as further described in (i) Section 2.5 of the Securities Purchase Agreement and (ii) Section 2 and Exhibit A of the Standby Purchase Agreement.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of July 16, 2007, by and among the Corporation and the Investors, as amended, supplemented or otherwise modified from time to time.

(hh) “Series C Preferred Stock” has the meaning set forth in Section 2.

(ii) “Series D1 Preferred Stock” has the meaning set forth in Section 2.

(jj) “Series D2 Preferred Stock” has the meaning set forth in Section 1.

(kk) “Series E Preferred Stock” has the meaning set forth in Section 2.

(ll) “Senior Shares” has the meaning set forth in Section 2.

(mm) “Shareholder Vote” means the vote or written consent of the requisite shareholders of the Corporation in accordance with the MGCL, the Charter and Bylaws of the Corporation and the rules and regulations of the New York Stock Exchange approving both Conversion Price Adjustment Provisions.

(nn) “Standby Purchase Agreement” means the Standby Purchase Agreement dated as of July 16, 2007, by and among the Corporation and the Investors, as amended, supplemented or otherwise modified from time to time.

(oo) “Subsidiary” means, with respect to any Person as of any time of determination, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (A) a majority of the general partners or the managing general partner (in the case of any partnership), or a majority of the managers or the sole managing member or manager (in the case of a limited liability company), of which is at such time such Person or a Subsidiary of such Person or (B) the only general partners (in the case of any partnership), or the only managing members or managers (in the case of a limited liability company), of which are at such time such Person or of one or more Subsidiaries of such Person (or any combination thereof).

(pp) “Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) a Closing Sale Price for the Common Stock is provided on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national securities exchange, on NASDAQ, or if the Common Stock is not quoted on NASDAQ, on the OTC Bulletin Board.

(qq) “Voting Activation Event” has the meaning set forth in Section 5(c).

Section 9. Miscellaneous.

(a) The Corporation covenants that any shares of Common Stock issued upon conversion of the Series D2 Preferred Stock or issued in respect of a share dividend payment shall be validly issued, fully paid and non-assessable, and issued in compliance with all federal and state laws.

(b) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Series D2 Preferred Stock or shares of Common Stock or other securities or property issued or distributed in respect of shares of the Series D2 Preferred Stock pursuant hereto.

(c) The shares of Series D2 Preferred Stock are perpetual and not redeemable, other than as set forth in Articles Supplementary containing the terms of the Series D2 Preferred Stock.

(d) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(e) The headings of the various sections and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(f) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series D2 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D2 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series D2 Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series D2 Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series D2 Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(g) Shares of Series D2 Preferred Stock that have been issued and reacquired by the Corporation in any manner, including Series D2 Preferred Stock purchased or converted, shall be returned to the status of authorized but unissued shares of Common Stock.

(h) If any certificate for Series D2 Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate for Series D2 Preferred Stock, or in lieu of and substitution for the certificate for Series D2 Preferred Stock lost, stolen or destroyed, a new certificate for Series D2 Preferred Stock of like tenor and representing an equivalent amount of Series D2 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such certificate for Series D2 Preferred Stock and indemnity, if requested, satisfactory to the Corporation.

(i) The shares of Series D2 Preferred Stock are subject to the provisions of Article XI of the Charter.

(j) No Holder of shares of Series D2 Preferred Stock shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision.

(k) Except for any amendment described in Section 5(b), the terms and conditions set forth in these Articles Supplementary may be amended, modified or waived upon the approval of holders of Capital Stock of the Corporation required by the MGCL.

THIRD: The shares of Series D2 Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH: The undersigned Chairman and Chief Executive Officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

* * *

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested by its Secretary on this 27th day of July, 2007.

ATTEST:		NOVASTAR FINANCIAL, INC.

By:	/s/ Jeffrey D. Ayers	By:	/s/ Scott F. Hartman	(SEAL)
Name:	Jeffrey D. Ayers	Name:	Scott F. Hartman
Title:	Secretary	Title:	Chairman of the Board and
Chief Executive Officer

EXHIBIT A

REGULATORY APPROVALS

NovaStar Mortgage, Inc.

Approval Required

1. Approval of the Georgia Department of Banking and Finance for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Lender License. GA. CODE ANN. §§ 7-1-1008, 7-1-1000(18).

2. Approval of the Kentucky Office of Financial Institutions for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Loan Company License. KY. REV. STAT. ANN. § 294.075.

3. Approval of the Michigan Office of Financial and Insurance Services for the ownership of 12.6% or more of the voting Capital Stock of the Corporation under the First Mortgage Broker, Lender and Servicer License. Mich. Comp. Laws Ann. § 445.1659.

4. Approval of the Michigan Office of Financial and Insurance Services for the ownership of 12.6% or more of the voting Capital Stock of the Corporation under the Secondary Mortgage Broker, Lender and Servicer Registration. Mich. Comp. Laws Ann. § 493.63.

5. Approval of the New York Banking Department for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Banker License. N.Y. BANKING LAW § 594-b.

Notification Required

1. Notification to the Federal National Mortgage Association for the ownership of voting Capital Stock of the Corporation under the Federal National Mortgage Association Seller/Servicer Approval. FNMA Seller Guide Part I, § 201.05; FNMA Servicer Guide Part I, § 204.

2. Notification to the Federal Home Loan Mortgage Corporation for the ownership of voting Capital Stock of the Corporation under the Federal Home Loan Mortgage Corporation Seller/Servicer Approval. FHLMC Seller/Servicer Guide, Ch. 4-11.

3. Notification to the California Department of Corporations for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Residential Mortgage Lender License. CAL. FIN. CODE §§ 50206, 50003.

4. Notification to the Connecticut Department of Banking for the ownership of 10% or more of the voting Capital Stock of the Corporation under the First Mortgage Lender/Broker Licenses. CONN. GEN. STAT. ANN. §§ 36a-490(b).

5. Notification to the Connecticut Department of Banking for the ownership of voting Capital Stock of the Corporation under the Secondary Mortgage Lender/Broker License. CONN. GEN. STAT. ANN. § 36a-515.

6. Notification to the Delaware Office of the State Bank Commissioner for the ownership of voting Capital Stock of the Corporation under the Licensed Lender License. DEL. CODE ANN. tit. 5, § 2206.

7. Notification to the Illinois Department of Financial and Professional Regulation, Division of Banking, at least 10 days prior to closing, for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Residential Mortgage License. ILL. ADMIN. CODE tit. 38, §§ 1050.110, 1050.480.

8. Notification to the Massachusetts Division of Banks, at least 15 days prior to closing, for ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Lender and Broker License. 209 MASS. CODE REGS. § 42.12(3).

9. Notification to the Massachusetts Division of Banks, at least 15 days prior to closing, for ownership of 10% or more of the voting Capital Stock of the Corporation under the Third Party Loan Servicer Registration. 209 MASS. CODE REGS. § 18.08(2).

10. Notification to the Nevada Division of Mortgage Lending for the ownership of 5% or more of the voting Capital Stock of the Corporation under the Mortgage Banker License. NEV. REV. STAT. ANN. § 645E.390.

11. Notification to the Nevada Division of Mortgage Lending for the ownership of 5% or more of the voting Capital Stock of the Corporation under the Mortgage Broker License. NEV. REV. STAT. ANN. §645B.095.

12. Notification to the Washington State Department of Financial Institutions, at least 10 days prior to closing, for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Consumer Loan License. WASH. ADMIN. CODE § 208-620-490(1).

HomeView Lending, Inc.

Approval Required

1. Approval of the Georgia Department of Banking and Finance for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Lender License. GA. CODE ANN. §§ 7-1-1008, 7-1-1000(18).

2. Approval of the Kentucky Office of Financial Institutions for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Mortgage Loan Company License. KY. REV. STAT. ANN. § 294.075.

3. Approval of the Oklahoma Department of Consumer Credit for the ownership of voting Capital Stock of the Corporation under the Supervised Lender License. OKLA. ADMIN. CODE § 160:65-3-4.

Notification Required

1. Notification to the Connecticut Department of Banking for the ownership of 10% or more of the voting Capital Stock of the Corporation under the First Mortgage Lender/Broker Licenses. CONN. GEN. STAT. ANN. §§ 36a-490(b).

2. Notification to the Connecticut Department of Banking for the ownership of voting Capital Stock of the Corporation under the Secondary Mortgage Lender/Broker License. CONN. GEN. STAT. ANN. § 36a-515.

3. Notification to the Delaware Office of the State Bank Commissioner for the ownership of voting Capital Stock of the Corporation under the Licensed Lender License. DEL. CODE ANN. tit. 5, § 2206.

4. Notification to the Illinois Department of Financial and Professional Regulation, Division of Banking, for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Residential Mortgage License. ILL. ADMIN. CODE tit. 38, §§ 1050.130, 1050.480.

5. Notification to the Washington State Department of Financial Institutions, at least 10 days prior to closing, for the ownership of 10% or more of the voting Capital Stock of the Corporation under the Consumer Loan License. WASH. ADMIN. CODE § 208-620-490(1).

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